                                                                 EXHIBIT 99.2







                        AGREEMENT AND PLAN OF MERGER

                       Dated as of December 16, 1996,

                                   Among

                           CAMDEN PROPERTY TRUST

                          CAMDEN SUBSIDIARY, INC.

                                    And

                            PARAGON GROUP, INC.



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                                   TABLE OF CONTENTS


                                                                           PAGE
ARTICLE I  THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    SECTION 1.1  The Merger  . . . . . . . . . . . . . . . . . . . . . . .   2
    SECTION 1.2  Closing . . . . . . . . . . . . . . . . . . . . . . . . .   3
    SECTION 1.3  Effective Time  . . . . . . . . . . . . . . . . . . . . .   3
    SECTION 1.4  Amendment of Operating Partnership Agreement  . . . . . .   3
    SECTION 1.5  Effects of the Merger . . . . . . . . . . . . . . . . . .   4
    SECTION 1.6  Articles of Incorporation and Bylaws  . . . . . . . . . .   4
    SECTION 1.7  Trust Managers  . . . . . . . . . . . . . . . . . . . . .   4
    SECTION 1.8  Officers  . . . . . . . . . . . . . . . . . . . . . . . .   4
    SECTION 1.9  Purchase of Common Stock by the Operating . . . . . . . .   4
        Partnership
ARTICLE II  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
    CORPORATIONS; EXCHANGE OF CERTIFICATES . . . . . . . . . . . . . . . .   5
    SECTION 2.1  Effect on Capital Stock . . . . . . . . . . . . . . . . .   5
        (a) Cancellation of Treasury Stock . . . . . . . . . . . . . . . .   5
        (b) Conversion of Common Stock . . . . . . . . . . . . . . . . . .   5
        (c) Shares of Camden Common Stock  . . . . . . . . . . . . . . . .   5
    SECTION 2.2 Exchange of Certificates . . . . . . . . . . . . . . . . .   6
        (a) Exchange Agent . . . . . . . . . . . . . . . . . . . . . . . .   6
        (b) Camden to Provide Merger Consideration . . . . . . . . . . . .   6
        (c) Exchange Procedure . . . . . . . . . . . . . . . . . . . . . .   6
        (d) Record dates for Final Dividends; Distributions with
               Respect to Unexchanged Shares . . . . . . . . . . . . . . .   7
        (e) No Further Ownership Rights in Common Stock  . . . . . . . . .   8
        (f) No Liability . . . . . . . . . . . . . . . . . . . . . . . . .   8
        (g) No Fractional Shares . . . . . . . . . . . . . . . . . . . . .   8
ARTICLE III  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . .   9
    SECTION 3.1 Representations and Warranties of the Company  . . . . . .   9
        (a) Organization, Standing and Corporate Power of the Company  . .   9
        (b) Company Subsidiaries . . . . . . . . . . . . . . . . . . . . .  10
        (c) Capital Structure  . . . . . . . . . . . . . . . . . . . . . .  10
        (d) Authority; Noncontravention; Consents  . . . . . . . . . . . .  11
        (e) SEC Documents; Financial Statements; Undisclosed Liabilities .  13
        (f) Absence of Certain Changes or Events . . . . . . . . . . . . .  14
        (g) Litigation . . . . . . . . . . . . . . . . . . . . . . . . . .  14
        (h) Properties . . . . . . . . . . . . . . . . . . . . . . . . . .  15
        (i) Environmental Matters  . . . . . . . . . . . . . . . . . . . .  16

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        (j) Related Party Transactions . . . . . . . . . . . . . . . . . .  17
        (k) Absence of Changes in Benefit Plans; ERISA Compliance  . . . .  17
        (l) Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
        (m) No Payments to Employees, Officers or Directors  . . . . . . .  19
        (n) Brokers; Schedule of Fees and Expenses . . . . . . . . . . . .  19
        (o) Compliance with Laws . . . . . . . . . . . . . . . . . . . . .  19
        (p) Contracts; Debt Instruments  . . . . . . . . . . . . . . . . .  20
        (q) Opinion of Financial Advisor . . . . . . . . . . . . . . . . .  20
        (r) State Takeover Statutes  . . . . . . . . . . . . . . . . . . .  21
        (s) Registration Statement . . . . . . . . . . . . . . . . . . . .  21
        (t) Investment Company Act of 1940 . . . . . . . . . . . . . . . .  21
        (u) Vote Required  . . . . . . . . . . . . . . . . . . . . . . . .  21
    SECTION 3.2  Representations and Warranties of Camden  . . . . . . . .  21
        (a) Organization, Standing and Corporate Power of Camden
               and Camden Sub.   . . . . . . . . . . . . . . . . . . . . .  21
        (b) Camden Subsidiaries  . . . . . . . . . . . . . . . . . . . . .  22
        (c) Capital Structure  . . . . . . . . . . . . . . . . . . . . . .  22
        (d) Authority; Noncontravention; Consents  . . . . . . . . . . . .  23
        (e) SEC Documents; Financial Statements; Undisclosed
               Liabilities . . . . . . . . . . . . . . . . . . . . . . . .  25
        (f) Absence of Certain Changes or Events . . . . . . . . . . . . .  26
        (g) Litigation . . . . . . . . . . . . . . . . . . . . . . . . . .  26
        (h) Properties . . . . . . . . . . . . . . . . . . . . . . . . . .  27
        (i) Environmental Matters  . . . . . . . . . . . . . . . . . . . .  28
        (j) Related Party Transactions . . . . . . . . . . . . . . . . . .  28
        (k) Absence of Changes in Benefit Plans; ERISA Compliance  . . . .  29
        (l) Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
        (m) No Payments to Employees, Officers or Directors  . . . . . . .  30
        (n) Brokers; Schedule of Fees and Expenses . . . . . . . . . . . .  31
        (o) Compliance with Laws . . . . . . . . . . . . . . . . . . . . .  31
        (p) Contracts; Debt Instruments  . . . . . . . . . . . . . . . . .  31
        (q) Interim Operations of Camden Sub . . . . . . . . . . . . . . .  32
        (r) Opinion of Financial Advisor . . . . . . . . . . . . . . . . .  32
        (s) State Statutes . . . . . . . . . . . . . . . . . . . . . . . .  32
        (t) Registration Statement . . . . . . . . . . . . . . . . . . . .  32
        (u) Vote Required  . . . . . . . . . . . . . . . . . . . . . . . .  32
        (v) Investment Company Act Of 1940 . . . . . . . . . . . . . . . .  32
ARTICLE IV  COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . .  33
    SECTION 4.1  Conduct of Business by the Company  . . . . . . . . . . .  33
    SECTION 4.2  Conduct of Business by Camden . . . . . . . . . . . . . .  35
    SECTION 4.3  Other Actions . . . . . . . . . . . . . . . . . . . . . .  38
ARTICLE V  ADDITIONAL COVENANTS  . . . . . . . . . . . . . . . . . . . . .  38
    SECTION 5.1 Preparation of the Registration Statement and the
       Proxy Statement; Shareholders Meeting and Camden
       Shareholders Meeting  . . . . . . . . . . . . . . . . . . . . . . .  38

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    SECTION 5.2  Access to Information; Confidentiality . . . . . . . . . .  40
    SECTION 5.3  Commercially Reasonable Efforts; Notification  . . . . . .  41
    SECTION 5.4  Affiliates . . . . . . . . . . . . . . . . . . . . . . . .  42
    SECTION 5.5  Tax Treatment  . . . . . . . . . . . . . . . . . . . . . .  42
    SECTION 5.6  Camden Board of Trust Managers . . . . . . . . . . . . . .  42
    SECTION 5.7  No Solicitation of Transactions by the Company . . . . . .  42
    SECTION 5.8  Public Announcements . . . . . . . . . . . . . . . . . . .  43
    SECTION 5.9  Listing  . . . . . . . . . . . . . . . . . . . . . . . . .  43
    SECTION 5.10 Letters of Accountants . . . . . . . . . . . . . . . . . .  43
    SECTION 5.11 Transfer and Gains Taxes . . . . . . . . . . . . . . . . .  44
    SECTION 5.12 Benefit Plans and Other Employee Arrangements  . . . . . .  44
    SECTION 5.13 Indemnification; Directors' and Officers' Insurance  . . .  45
    SECTION 5.14 Reit Qualification of Paradim  . . . . . . . . . . . . . .  48
    SECTION 5.15 Termination of Certain Employment Agreements . . . . . . .  48
ARTICLE VI  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . .  48
    SECTION 6.1  Conditions to Each Party's Obligation to Effect
      the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
        (a) Shareholder Approvals . . . . . . . . . . . . . . . . . . . . .  48
        (b) HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
        (c) Listing of Shares . . . . . . . . . . . . . . . . . . . . . . .  48
        (d) Registration Statement  . . . . . . . . . . . . . . . . . . . .  48
        (e) No Injunctions or Restraints  . . . . . . . . . . . . . . . . .  49
        (f) Blue Sky Laws . . . . . . . . . . . . . . . . . . . . . . . . .  49
        (g) Related Transactions  . . . . . . . . . . . . . . . . . . . . .  49
        (h) Certain Actions and Consents  . . . . . . . . . . . . . . . . .  49
    SECTION 6.2 Conditions to Obligations of Camden . . . . . . . . . . . .  49
        (a) Representations and Warranties  . . . . . . . . . . . . . . . .  49
        (b) Performance of Obligations of the Company . . . . . . . . . . .  50
        (c) Material Adverse Change . . . . . . . . . . . . . . . . . . . .  50
        (d) Opinions Relating to REIT and Partnership Status  . . . . . . .  50
        (e) Other Tax Opinion . . . . . . . . . . . . . . . . . . . . . . .  50
        (f) Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
    SECTION 6.3 Conditions to Obligations of the Company  . . . . . . . . .  51
        (a) Representations and Warranties  . . . . . . . . . . . . . . . .  51
        (b) Performance of Obligations of Camden  . . . . . . . . . . . . .  51
        (c) Material Adverse Change   . . . . . . . . . . . . . . . . . . .  51
        (d) Opinion Relating to REIT Status . . . . . . . . . . . . . . . .  51
        (e) Other Tax Opinion . . . . . . . . . . . . . . . . . . . . . . .  52
        (f) Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
        (g) The Investment Company Act Opinion  . . . . . . . . . . . . . .  52
ARTICLE VII  BOARD ACTIONS  . . . . . . . . . . . . . . . . . . . . . . . .  52
    SECTION 7.1  Board Actions  . . . . . . . . . . . . . . . . . . . . . .  52
ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . . . . . .  53
    SECTION 8.1  Termination  . . . . . . . . . . . . . . . . . . . . . . .  53
    SECTION 8.2  Expenses . . . . . . . . . . . . . . . . . . . . . . . . .  55

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    SECTION 8.3  Effect of Termination  . . . . . . . . . . . . . . . . . .  58
    SECTION 8.4  Amendment  . . . . . . . . . . . . . . . . . . . . . . . .  58
    SECTION 8.5  Extension; Waiver  . . . . . . . . . . . . . . . . . . . .  58
ARTICLE IX  GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . .  59
    SECTION 9.1  Nonsurvival of Representations and Warranties  . . . . . .  59
    SECTION 9.2  Notices  . . . . . . . . . . . . . . . . . . . . . . . . .  59
    SECTION 9.3  Certain Definitions  . . . . . . . . . . . . . . . . . . .  60
    SECTION 9.4  Interpretation . . . . . . . . . . . . . . . . . . . . . .  62
    SECTION 9.5  Counterparts . . . . . . . . . . . . . . . . . . . . . . .  62
    SECTION 9.6  Entire Agreement; No Third-Party Beneficiaries . . . . . .  62
    SECTION 9.7  Governing Law  . . . . . . . . . . . . . . . . . . . . . .  62
    SECTION 9.8  Assignment . . . . . . . . . . . . . . . . . . . . . . . .  62
    SECTION 9.9  Enforcement  . . . . . . . . . . . . . . . . . . . . . . .  62
    SECTION 9.10 Severability . . . . . . . . . . . . . . . . . . . . . . .  63

EXHIBITS:
A    Form of Amended and Restated Operating Partnership Agreement
B    Form of Affiliates Letter
C    Terms of Severance
D    Form of Registration Rights Agreement
E    Forms of Letters and Certificates Supporting Tax Opinion
F    Forms of Letters and Certificates Supporting Tax Opinion
G    Form of Lock-Up Agreement

Annex A - Parties to Company Voting Agreement
Annex B - Parties to Camden Voting Agreement

SCHEDULES:

Schedule 1.7        Trust Managers of Camden
Schedule 1.8        Officers of Surviving Corporation
Schedule 3.1(b)     Company Subsidiaries
Schedule 3.1(c)     Capital Structure
Schedule 3.1(d)     Authority; Noncontravention; Consents
Schedule 3.1(e)     SEC Documents; Financial Statements; Undisclosed Liabilities
Schedule 3.1(f)     Certain Changes or Events
Schedule 3.1(g)     Litigation
Schedule 3.1(h)     Company Properties
Schedule 3.1(j)     Company Related Party Transactions
Schedule 3.1(k)(i)  Changes in Benefit Plans
Schedule 3.1(k)(ii) ERISA Compliance
Schedule 3.1(l)     Taxes
Schedule 3.1(m)     Payments to Employees, Officers and Directors

Schedule 3.1(o)     Compliance with Laws (Exceptions)
Schedule 3.1(p)(i)  Contracts
Schedule 3.1(p)(ii) Debt Instruments
Schedule 3.2(b)     Camden Subsidiaries
Schedule 3.2(c)     Camden Capital Structure
Schedule 3.2(d)     Authority; Noncontravention; Consents
Schedule 3.2(e)     Camden Liabilities
Schedule 3.2(f)     Certain Changes or Events
Schedule 3.2(g)     Litigation
Schedule 3.2(h)     Camden Properties
Schedule 3.2(j)     Camden Related Party Transactions
Schedule 3.2(k)(i)  Changes in Benefit Plans
Schedule 3.2(k)(ii) ERISA Compliance
Schedule 3.2(l)     Taxes
Schedule 3.2(m)     Payments to Employees, Officers or Directors
Schedule 3.2(p)(i)  Contracts
Schedule 3.2(p)(ii) Debt Instruments
Schedule 4.1        Conduct of Business by the Company (Exceptions to Covenants)
Schedule 4.2        Conduct of Business by Camden (Exceptions to Covenants)
Schedule 5.15       Termination of Employment
Schedule 8.2(b)     Competing Transactions (exceptions)
Schedule 9.3        Persons with "Knowledge" of the Company or Camden.

                                Index of Defined Terms
                                          In
                             Agreement and Plan of Merger

Term                                                             Section
----                                                             -------
"Affiliate"                                                      9.3
"Agreement"                                                      Title
"Articles of Merger"                                             1.3
"Base Amount''                                                   8.2(b)
"Break-Up Expenses"                                              8.2(b)
"Break-Up Fee"                                                   8.2(b)
"Break-Up Fee Tax Opinion"                                       8.2(b)
"Camden Benefit Plans"                                           3.2(k) (i)
"Camden Common Stock"                                            Recital (f)
"Camden"                                                         Title
"Camden Disclosure Letter"                                       9.3
"Camden Options"                                                 3.2(c)
"Camden Employee Stock Plans"                                    3.2(c)
"Camden Financial Statement Date"                                3.2(f)
"Camden Interests"                                               9.3
"Camden Management Company"                                      9.3
"Camden Material Adverse Change"                                 3.2(f)
"Camden Material Adverse Effect"                                 3.2(a)
"Camden Options"                                                 3.2(c)
"Camden Preferred Stock"                                         3.2(c)
"Camden Properties"                                              3.2(h)
"Camden SEC Documents"                                           3.2(e)
"Camden Shareholder Approvals"                                   3.2(d)
"Camden Shareholders Meeting"                                    5.1(e)
"Camden Subsidiary"                                              9.3
"Camden Voting Agreement"                                        Recital (f)
"Certificate of Merger"                                          1.3
"Certificates"                                                   2.2(c)
"Closing Date"                                                   1.2
"Code"                                                           Recital (d)
"Common Stock"                                                   Recital (b)
"Company"                                                        Title
"Company Disclosure Letter"                                      9.3
"Company Employee Stock Plans"                                   3.1(c)
"Company Options"                                                3.1(c)
"Company Properties"                                             3.1(h)
"Company SEC Documents"                                          3.1(e)
"Company Shareholder Approvals"                                  3.1(d)
"Company Shareholders Meeting"                                   5.1(b)

"Company Subsidiary"                                             9.3
"Company Voting Agreement                                        Recital (e)
"Effective Time"                                                 1.3
"Excess Common Stock"                                            3.1(c)
"Excess Camden Shares"                                           2.2(g) (ii)
"Exchange Act"                                                   3.1(d)
"Exchange Agent"                                                 2.2(a)
"Exchange Fund"                                                  2.2(b)
"Exchange Trust"                                                 2.2(g) (ii)
"Exchange Ratio"                                                 2.1(b)
"Expense Fee Base Amount"                                        8.2(b)
"Financial Statement Date"                                       3.1(f)
"GAAP"                                                           3.1(e)
"Governmental Entity"                                            3.1(d)
"GP Holdings"                                                    9.3
"Hazardous Materials"                                            3.1(i)
"HSR Act"                                                        3.1(d)
"Indebtedness"                                                   3.1(p) (ii)
"Indemnified Liabilities"                                        5.13(a)
"Indemnified Parties"                                            5.13(a)
"Indemnifying Parties"                                           5.13(a)
"Knowledge"                                                      9.3
"Laws"                                                           3.1(d)
"Liens"                                                          3.1(b)
"LP Holdings"                                                    9.3
"Material Adverse Change"                                        3.1(f)
"Material Adverse Effect"                                        3.1(a)
"Merger"                                                         Recital (b)
"Merger Consideration"                                           2.1(b)
"Merrill Lynch"                                                  3.1(n)
"MGCL"                                                           1.1
"New Partnership"                                                Recital (h)
"NYSE"                                                           2.2(g) (ii)
"Operating Partnership"                                          9.3
"Operating Partnership Agreement"                                Recital (h)
"Operating Partnership Transaction"                              1.4
"PaineWebber"                                                    3.2(n)
"Partnership Merger"                                             5.1(d)
"Person"                                                         9.3
"Preferred Stock"                                                3.1(c)
"Property Restrictions"                                          3.1(h)
"Proxy Statement"                                                3.1(d)
"Qualifying Income"                                              8.2(b)
"Registration Statement"                                         3.2(d)
"REIT"                                                           3.1(l) (ii)

"REIT Requirements"                                              8.2(b)
"Required Partnership Vote"                                      9.3
"Residential Management Holdings"                                9.3
"SDAT"                                                           1.3
"SEC"                                                            3.1(d)
"Shareholder Approvals"                                          3.2(d)
"Securities Act"                                                 3.1(e)
"Stock Incentive Plan"                                           5.12(b) (i)
"Stock Purchase Agreement"                                       Recital (g)
"Subsidiary''                                                    9.3
"Superior Competing Transaction"                                 7.1(d)
"Surviving Corporation"                                          1.1
"Takeover Statute"                                               3.1(r)
"Taxes"                                                          3.1(l) (i)
"Termination Expense Base Amount"                                8.2(c)
"Termination Expense Tax Opinion"                                8.2(c)
"Termination Expenses"                                           8.2(c)
"TPMP"                                                           9.3
"Transactions"                                                   Recital (i)
"Transfer and Gains Taxes"                                       5.11
"Unconsolidated Company Financial Statements"                    3.1(e)
"Unconsolidated Camden Financial Statements"                     3.2(e)
"Units"                                                          3.1(c)
"1940 Act"                                                       3.1(t)

     THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") dated as of December 16, 1996 is made and entered into between Camden Property Trust, a Texas real estate investment trust ("CAMDEN"), Camden Subsidiary, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Camden ("CAMDEN SUB"), and Paragon Group, Inc., a Maryland corporation (the "COMPANY").

                                       RECITALS

   (a) Certain capitalized terms used herein shall have the meanings assigned to them in Section 9.3.

   (b) The respective Boards of Directors of Camden, Camden Sub and the Company have approved the merger of the Company with and into Camden Sub, Camden's direct wholly-owned subsidiary, as set forth below (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company (the "COMMON STOCK") will be converted into the right to receive the Merger Consideration (as defined below).

   (c) Camden, Camden Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

   (d) For federal income tax purposes it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

   (e) Concurrently with the execution of this Agreement and as an inducement to Camden to enter into this Agreement, each of the persons listed on ANNEX A has entered into a voting agreement (the "COMPANY VOTING AGREEMENT") pursuant to which such person has agreed, among other things, to vote its shares of Common Stock in favor of this Agreement, the Merger and any other matter which requires its vote in connection with the transactions contemplated by this Agreement, including the consent to certain amendments to the Operating Partnership Agreement (as defined in Section 1.4) and, as applicable, the consent to the Operating Partnership Transaction (as defined in Section 1.4).

   (f) Concurrently with the execution of this Agreement and as an inducement to the Company to enter into this Agreement, each of the persons listed on ANNEX B has entered into a voting agreement (the "CAMDEN VOTING AGREEMENT") pursuant to which such person has agreed, among other things, to vote its common shares of beneficial interest, par value $.01, of Camden (the "CAMDEN COMMON STOCK"), in favor of this Agreement, the Merger and any other matter which requires its vote in connection with the transactions contemplated by this Agreement.

   (g) Simultaneously with the execution of this Agreement, the Camden Management Company (as defined below) and TPMP (as defined below) have entered into a Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT") providing for the sale by TPMP of all of the issued and outstanding voting stock of the Residential Management Corporation (as defined below) owned by TPMP to an entity designated by Camden simultaneously with the completion of the other Transactions (as defined below).

   (h) In connection with the Merger, the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "OPERATING PARTNERSHIP AGREEMENT") will be amended and restated in its entirety substantially in the form attached hereto as EXHIBIT A hereto, or if the required consents to the contemplated amendments to the Operating Partnership Agreement are not received, then at the option of the Company in its sole discretion, the Operating Partnership will be merged with and into either (i) a newly formed Delaware limited partnership (the "NEW PARTNERSHIP"), or (ii) Camden Sub.

   (i) The transactions contemplated by this Agreement, the Company Voting Agreement, the Camden Voting Agreement, the Stock Purchase Agreement and the other agreements and documents contemplated hereby, including, without limitation, the Merger, shall be referred to collectively in this Agreement as the "TRANSACTIONS."

   NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                      ARTICLE I

                                      The Merger

   SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the corporation law of Delaware (the "CORPORATION LAW") and the Maryland General Corporation Law ("MGCL"), the Company shall be merged with and into Camden Sub at the Effective Time. Following the Merger, the separate corporate existence of the Company shall cease and Camden Sub shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of the Company in accordance with the Corporation Law.

   SECTION 1.2 Closing. The closing of the Merger will take place at 10:00 a.m. on a date to be specified by the parties, which (subject to satisfaction or waiver of the conditions set forth in Sections 6.2 and 6.3) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Section 6.1 (the "CLOSING DATE"), at the offices of Hogan & Hartson L.L.P., 555 13th Street, N.W., Washington, D.C., unless another date or place is agreed to by the parties hereto.

   SECTION 1.3 Effective Time. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, the parties shall file a certificate of merger or other appropriate documents (the "CERTIFICATE OF MERGER") executed in accordance with the Corporation Law and articles of merger or other appropriate documents (the "ARTICLES OF MERGER") executed in accordance with the MGCL and shall make all other filings or recordings required under the Corporation Law or the MGCL. The Merger shall become effective upon the later of: (i) the issuance of a certificate of merger by the State Department of Assessments and Taxation of Maryland ("SDAT") in accordance with the MGCL and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time which Camden, Camden Sub and the Company have agreed upon and designated in such filings in accordance with applicable law (the time the Merger becomes effective being the "EFFECTIVE TIME"), it being understood that the parties shall cause the Effective Time to occur on the Closing Date.

   SECTION 1.4 Amendment of Operating Partnership Agreement. In connection with the transactions contemplated by the Merger, the Operating Partnership Agreement shall be amended and restated in its entirety substantially in the form attached hereto as EXHIBIT A, effective as of the Effective Time; provided, however, that in the event that the Required Partnership Vote is not received, then at the option of the Company in its sole discretion and assuming receipt of the necessary approvals set forth in Section 3.1(u), the Operating Partnership will be merged with and into either (i) the New Partnership, which will have a partnership agreement substantially in the form attached hereto as EXHIBIT A or (ii) Camden Sub (such transaction, if selected by the Company and submitted to the limited partners for approval being hereinafter referred to as the "OPERATING PARTNERSHIP TRANSACTION").
In the case of (i) above, each Unit (as defined in Section 3.1(c)) will be converted into units of partnership interest of the New Partnership based upon the Exchange Ratio (as defined in Section 2.1(b)), as though each Unit were a share of Common Stock and each unit of partnership interest in the New Partnership were a share of Camden Common Stock. In the case of (ii) above, Units shall be converted into shares of Camden Common Stock based upon the Exchange Ratio, as though each Unit were a share of Common Stock.

   SECTION 1.5 Effects of the Merger. The Merger shall have the effects set forth in the Corporation Law and the MGCL.

   SECTION 1.6 Articles of Incorporation and Bylaws. The Certificate of Incorporation of Camden Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable law. The Bylaws of Camden Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law. Prior to the Effective Time, Camden shall amend its Bylaws to the extent necessary to increase the size of the Board of Trust Managers as provided in Section 5.6 and shall appoint William R. Cooper and Lewis A. Levey (or such other person or persons designated by the Company in the event either of the designated persons is unable or unwilling to serve) to fill such vacancies and serve in accordance with the Bylaws.

   SECTION 1.7 Trust Managers. The Trust Managers of Camden immediately following the Effective Time shall be the persons named on SCHEDULE 1.7 attached hereto, each of whom shall serve in accordance with the Texas REIT Act and Camden's Bylaws. Such Trust Managers of Camden shall be appointed to the committees of the Camden Board of Trustees as indicated on SCHEDULE 1.7. Immediately following the Effective Time, Camden shall cause the size and composition of the Board of Directors of each of Camden Sub, GP Holdings and LP Holdings to be the same as Camden's Board of Trust Managers.

   SECTION 1.8 Officers. The officers of Camden Sub immediately following the Effective Time shall be the persons named on SCHEDULE 1.8 attached hereto, all of whom shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The parties shall cooperate to determine, prior to the filing of the Registration Statement, the full extent of the involvement of Paragon's senior management in the senior management of Camden following the Merger.

   SECTION 1.9 Purchase of Common Stock by the Operating Partnership. Immediately prior to the Effective Time, in satisfaction of certain obligations of Residential Management Corporation to the Operating Partnership, including outstanding indebtedness of Residential Management Corporation held by the Operating Partnership, Residential Management Corporation will sell to the Operating Partnership 79,500 shares of Common Stock owned by Residential Management Corporation.

                                       ARTICLE II

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                  CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

   SECTION 2.1 Effect on Capital Stock. By virtue of the Merger and without any action on the part of the holder of any shares of Common Stock or the holder of any shares of capital stock of Camden:

   (a) Cancellation of Treasury Stock. As of the Effective Time, any shares of capital stock of the Company that are owned by the Company or any Company Subsidiary (as defined below) (other than the 84,486 shares of Common Stock currently owned by the Residential Management Corporation, 79,500 of which will be purchased by the Operating Partnership pursuant to Section 1.9 hereof, all of which shares shall be treated in the manner described in
Section 2.1(b) hereof) shall automatically be canceled and retired and all rights with respect thereto shall cease to exist, and no consideration shall be delivered in exchange therefor.

   (b) Conversion of Common Stock. Upon the Effective Time, each issued and outstanding share of Common Stock (other than any shares to be canceled in accordance with Section 2.1(a)) shall be converted into the right to receive from Camden sixty-four one hundredths (.64) of a fully paid and nonassessable share of Camden Common Stock (the "EXCHANGE RATIO"); provided, however, that the Exchange Ratio may be adjusted as set forth in Section 8.1(k) hereof. As of the Effective Time, all shares of Common Stock shall no longer be outstanding and shall automatically be canceled and retired and all rights with respect thereto shall cease to exist, and each holder of a certificate representing any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificate in accordance with Section 2.2(c), certificates representing the shares of Camden Common Stock required to be delivered under this Section 2.1(b) and any cash in lieu of fractional shares of Camden Common Stock to be issued or paid in consideration therefor upon surrender of such certificate (the "MERGER CONSIDERATION") as set forth in Section 2.2(g), and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.2(d), in each case without interest and less any required withholding taxes.

   (c) Shares of Camden Common Stock. Upon the Effective Time, each share of Camden Common Stock outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one share of validly issued, fully paid and nonassessable Camden Common Stock.

   SECTION 2.2   Exchange of Certificates.

   (a) Exchange Agent. Prior to the Effective Time, Camden Sub shall appoint American Stock Transfer & Trust Company or another bank or trust company reasonably acceptable to the Company to act as exchange agent (the "EXCHANGE AGENT") for the exchange of the Merger Consideration upon surrender of certificates representing issued and outstanding Common Stock.

   (b) Camden To Provide Merger Consideration. Camden Sub shall provide to the Exchange Agent on or before the Effective Time, for the benefit of the holders of Common Stock, shares of Camden Common Stock issuable (the

"EXCHANGE FUND") in exchange for the issued and outstanding shares of Common Stock pursuant to Section 2.1. The Company shall provide to the Exchange Agent on or before the Effective Time, for the benefit of the holders of Common Stock, cash payable in respect of dividends pursuant to Section 2.2(d)(i).

   (c) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Common Stock (the "CERTIFICATES") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1 (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in a form and have such other provisions as Camden Sub may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Camden Sub, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration into which the shares of Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.1 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(d), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Common Stock which is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment either shall pay any transfer or other taxes required by reason of such payment being made to a person other than the registered holder of such Certificate or establish to the satisfaction of Camden Sub that such tax or taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without interest, into which the shares of Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.1, and any dividends or other distributions to which such holder is entitled pursuant to Section 2.2(d). No interest will be paid or will accrue on the Merger Consideration upon the surrender of any Certificate or on any cash payable pursuant to Section 2.2(d) or Section 2.2(g).

   (d) Record Dates for Final Dividends; Distributions with Respect to Unexchanged Shares.

      (i)  To the extent necessary to satisfy the requirements of
Section 857(a)(1) of the Code for the taxable year of the Company ending at the

Effective Time, the Company shall declare a dividend (the "FINAL COMPANY DIVIDEND") to holders of Common Stock, the record date for which shall be close of business on the last business day prior to the Effective Time, in an amount equal to the minimum dividend sufficient to permit the Company to satisfy such requirements. If the Company determines it necessary to declare the Final Company Dividend, it shall notify Camden at least ten (10) days prior to the date for the Company Shareholders Meeting, and Camden shall declare a dividend per share to holders of Camden Common Stock, the record date for which shall be the close of business on the last business day prior to the Effective Time, in an amount per share equal to the quotient obtained by dividing (x) the Final Company Dividend per share of Common Stock paid by the Company by (y) the Exchange Ratio. The dividends payable hereunder to holders of Common Stock shall be paid upon presentation of the certificates of Common Stock for exchange in accordance with this Article II.

     (ii) No dividends or other distributions with respect to Camden Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Camden Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(g), in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat laws, following surrender of any such Certificate there shall be paid to the holder of such Certificate, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of any fractional share of Camden Common Stock to which such holder is entitled pursuant to Section 2.2(g) and (ii) if such Certificate is exchangeable for one or more whole shares of Camden Common Stock, (x) at the time of such surrender the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Camden Common Stock and (y) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Camden Common Stock.

   (e) No Further Ownership Rights in Common Stock. All Merger Consideration paid upon the surrender of Certificates in accordance with the terms of this
Article II (and any cash paid pursuant to Section 2.2(g)) shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock theretofore represented by such Certificates; provided, however, that the Company shall transfer to the Exchange Agent cash sufficient to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to such surrender, and there shall be no further registration of transfers on the stock transfer books of the Company of the shares of Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or Camden for any reason, they shall be canceled and exchanged as provided in this Article II.

   (f) No Liability. None of Camden, Camden Sub, the Company or the Exchange Agent shall be liable to any person in respect of any Merger Consideration or dividends delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Exchange Fund delivered to the Exchange Agent pursuant to this Agreement that remains unclaimed for six months after the Effective Time shall be redelivered by the Exchange Agent to Camden, upon demand, and any holders of Certificates who have not theretofore complied with Section 2.2(c) shall thereafter look only to Camden for delivery of the Merger Consideration and any unpaid dividends, subject to applicable escheat and other similar laws.

   (g) No Fractional Shares.

       (i) No certificates or scrip representing fractional shares of Camden Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote, to receive dividends or to any other rights of a stockholder of Camden.

       (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Camden Common Stock (after taking into account all Certificates delivered by such holder) shall receive, from the Exchange Agent in accordance with the provisions of this Section 2.2(g), a cash payment in lieu of such fractional shares of Camden Common Stock, as applicable, representing such holder's proportionate interest, if any, in the net proceeds from the sale by the Exchange Agent in one or more transactions (which sale transactions shall be made at such times, in such manner and on such terms as the Exchange Agent shall determine in its reasonable discretion) on behalf of all such holders of the aggregate of the fractional shares of Camden Common Stock, as applicable, which would otherwise have been issued (the "EXCESS CAMDEN SHARES"). The sale of the Excess Camden Shares by the Exchange Agent shall be executed on the New York Stock Exchange (the "NYSE") through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates, the Exchange Agent will hold such proceeds in trust (the "EXCHANGE TRUST") for the holders of Certificates. Camden shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with this sale of the Excess Camden Shares (other than transfer taxes that, under applicable state law, are solely the liability of the holders of Common Stock exchanging such shares in the Merger (which taxes shall be paid by such holders). As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates in lieu of any fractional shares of Camden Common Stock, the Exchange Agent shall make available such amounts to such holders of Certificates without interest.

                                      ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

   SECTION 3.1 Representations and Warranties of the CompanySECTION3.1 Representations and Warranties of the Company. The Company represents and warrants to Camden and Camden Sub as follows:

   (a) Organization, Standing and Corporate Power of the Company. The Company is a corporation duly organized and validly existing under the laws of Maryland and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of the Company and the Company Subsidiaries (as defined below) taken as a whole (a "MATERIAL ADVERSE EFFECT"). The Company has delivered to Camden complete and correct copies of its Articles of Amendment and Restatement of Articles of Incorporation and Amended and Restated Bylaws, as amended to the date of this Agreement.

   (b) Company Subsidiaries.  SCHEDULE 3.1(b) to the Company Disclosure
Letter (as defined below) sets forth each Company Subsidiary and the ownership interest therein of the Company. Except as set forth on SCHEDULE 3.1(b) to the Company Disclosure Letter, (A) all the outstanding shares of capital stock of each Company Subsidiary that is a corporation have been validly issued and are fully paid and nonassessable, are owned by the Company or by another Company Subsidiary free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS") and (B) all equity interests in each Company Subsidiary that is a partnership, joint venture, limited liability company or trust are owned by the Company, by another Company Subsidiary, or by the Company and another Company Subsidiary, or by two or more Company Subsidiaries free and clear of all Liens. Except for the capital stock of or other equity or ownership interests in the Company Subsidiaries, and except as set forth on SCHEDULE 3.1(b) to the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any person. Each Company Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each Company Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Except as set forth on SCHEDULE 3.1(B) to the Company Disclosure Letter, each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Material Adverse Effect. Copies of the Articles of Incorporation, Bylaws, organization documents and partnership and joint venture agreements of each Company Subsidiary, as amended to the date of this Agreement, have been previously delivered or made available to Camden.

   (c) Capital Structure. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock; 50,000,000 shares of preferred stock, par value $.01 per share (the "PREFERRED STOCK"); and 50,000,000 shares of excess common stock, par value $.01 per share ("EXCESS COMMON STOCK"). On the date hereof (i) 14,791,165 shares of Common Stock (including 84,486 shares held by the Residential Management Corporation, a portion of which shall be sold pursuant to Section 1.9 hereof) and no shares of Preferred Stock or Excess Stock were issued and outstanding, (ii) no shares of Common Stock, Preferred Stock or Excess Stock were held by the Company in its treasury, (iii) no shares of Common Stock were available for issuance under the Company's employee benefit or incentive plans pursuant to awards granted by the Company (the "COMPANY EMPLOYEE STOCK PLANS"), (iv) 279,000 shares of Common Stock were issuable upon exercise of outstanding options (the "COMPANY OPTIONS") to purchase Common Stock, (v) 3,675,258 shares of Common Stock were reserved for issuance upon the redemption of units of partnership interest in the Operating Partnership (the "UNITS") for shares of Common Stock pursuant to the Operating Partnership Agreement and
(vi) 50,000 shares of Common Stock are reserved for issuance upon exercise of the warrants set forth on SCHEDULE 3.1(c) to the Company Disclosure Letter. On the date of this Agreement, except as set forth above in this Section 3.1(c) or as required pursuant to the Operating Partnership Agreement, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights relating to the capital stock of the Company. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except (A) for the Company Options, (B) for the Units (which, under the Operating Partnership Agreement, may be redeemed by limited partners of the Operating Partnership (other than Units held by GP Holdings or LP Holdings) for one share of Common Stock per Unit or the cash equivalent thereof, at the Company's election), (C) as set forth in
SCHEDULE 3.1(c) to the Company Disclosure Letter, or (D) as otherwise permitted under Section 4.1, as of the date of this Agreement there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which such entity is bound, obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to the Company or a Company Subsidiary). Except as set forth on SCHEDULE 3.1(c) to the Company Disclosure Letter or as required under the Operating Partnership Agreement, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any capital stock, voting securities or other ownership interests in any Company Subsidiary or make any material investment (in the form of a loan, capital contribution or otherwise) in any person (other than a Company Subsidiary).

   (d) Authority; Noncontravention; Consents. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the vote of the holders of the Common Stock required to approve this Agreement and the transactions contemplated hereby (the "COMPANY SHAREHOLDER APPROVALS"), to consummate the transactions contemplated by this Agreement to which the Company is a party. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Company, subject to approval of this Agreement pursuant to the Company Shareholder Approvals. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except for approval of the amendments to the Operating Partnership Agreement or approval of the Operating Partnership Transaction, as the case may be, contemplated under Section 1.4 or as set forth in
SCHEDULE 3.1(d) to the Company Disclosure Letter, the execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated by this Agreement to which the Company is a party and compliance by the Company with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, (i) the Articles of Amendment and Restatement of Articles of Incorporation or the Amended and Restated Bylaws of the Company or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any Company Subsidiary, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, contract, franchise or license applicable to the Company or any Company Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "LAWS") applicable to the Company or any Company Subsidiary, or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Material Adverse Effect or (y) prevent the consummation of the Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "GOVERNMENTAL ENTITY"), is required by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing by any person in connection with any of the Transactions of a pre-merger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), to the extent applicable, (ii) the filing with the Securities and Exchange Commission (the "SEC") of (x) a joint proxy statement relating to the approval by the Company's stockholders and Camden's shareholders of the transactions contemplated by this Agreement (as amended or supplemented from time to time, the "PROXY STATEMENT") and (y) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of Articles of Merger with the SDAT and the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) such filings as may be required in connection with the payment of any Transfer and Gains Taxes (as defined below) and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in SCHEDULE 3.1(d) to the Company Disclosure Letter, (B) as may be required under (x) federal, state or local environmental laws or (y) the "blue sky" laws of various states or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent the Company from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Material Adverse Effect.

   (e) SEC Documents; Financial Statements; Undisclosed Liabilities. The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since the July 27, 1994 (the "COMPANY SEC DOCUMENTS").
 All of the Company SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Company SEC Documents. None of the Company SEC Documents at the time of filing and effectiveness contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Company SEC Documents. The consolidated financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the consolidated financial position of the Company as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The audited financial statements of the unconsolidated Company Subsidiaries previously delivered to Camden (the "UNCONSOLIDATED COMPANY FINANCIAL STATEMENTS") have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the financial position of such Company Subsidiaries, taken as a whole, as of the dates thereof, the results of their respective operations and cash flows for the periods then ended. Except as set forth in the Company SEC Documents, in the Unconsolidated Company Financial
Statements, in SCHEDULE 3.1(e) to the Company Disclosure Letter or as permitted by Section 4.1 (for the purposes of this sentence, as if Section
4.1 had been in effect since September 30, 1996), neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company or, to the Knowledge of the Company, of any unconsolidated Company Subsidiary or in the notes thereto and which, individually or in the aggregate, would have a Material Adverse Effect.

   (f) Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents or in SCHEDULE 3.1(f) to the Company Disclosure Letter, since the date of the most recent financial statements included in the Company SEC Documents (the "FINANCIAL STATEMENT DATE") and to the date of this Agreement, the Company and the Company Subsidiaries have conducted their business only in the ordinary course and there has not been (i) any change that would have a Material Adverse Effect (a "MATERIAL ADVERSE CHANGE"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Material Adverse Change, (ii) except for regular quarterly (x) dividends (in the case of the Company) not in excess of $.465 per share of Common Stock and (y) distributions (in the case of the Operating Partnership) not in excess of $.465 per Unit, in each case with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock or any Units, other than any dividend required to be paid pursuant to Section 2.2 (and any corresponding Operating Partnership distribution), (iii) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its capital stock or any issuance of an ownership interest in, any Company Subsidiary except as permitted by Section 4.1, (iv) any damage, destruction or loss, not covered by insurance, that has or would have a Material Adverse Effect or (v) any change in accounting methods, principles or practices by the Company or any Company Subsidiary, except insofar as may have been disclosed in the Company SEC Documents or required by a change in GAAP.

   (g) Litigation.  Except as disclosed in the Company SEC Documents or in
SCHEDULE 3.1(g) to the Company Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of the Company and the Company Subsidiaries (i) which are covered by adequate insurance or (ii) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending or threatened in writing against or affecting the Company or any Company Subsidiary that, individually or in the aggregate, could reasonably be expected to (A) have a Material Adverse Effect or (B) prevent the consummation of any of the Transactions, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Company Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

   (h) Properties. Except as provided in SCHEDULE 3.1(h) of the Company Disclosure Letter, the Company or one of the Company Subsidiaries owns fee simple title to each of the real properties identified in SCHEDULE 3.1(h) of the Company Disclosure Letter (the "COMPANY PROPERTIES"), which are all of the real estate properties owned by them, in each case (except as provided below) free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ("ENCUMBRANCES"). The Company Properties (other than the Company Properties under development) are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "PROPERTY RESTRICTIONS"), except for (i) Encumbrances and

Property Restrictions set forth in the Company Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of any Company Property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or existing surveys (in either case copies of which title reports and surveys have been delivered or made available to Camden and listed in the Company Disclosure Letter, provided, however, platting of development land will not be shown on existing title reports) and (iv) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, are not substantial in amount, do not materially detract from the value of or materially interfere with the present use of any of the Company Properties subject thereto or affected thereby, and do not otherwise have a Material Adverse Effect and which have arisen or been incurred only in the ordinary course of business. Except as provided in
SCHEDULE 3.1(h), valid policies of title insurance have been issued insuring the Company's or the applicable Company Subsidiaries' fee simple title to the Company Properties in amounts at least equal to the purchase price thereof, subject only to the matters disclosed above and on the Company Disclosure Letter, and such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy. Except as provided in SCHEDULE 3.1(h) of the Company Disclosure Letter, (i) the Company has no Knowledge that any certificate, permit or license from any governmental authority having jurisdiction over any of the Company Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Company Properties has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same; (ii) the Company has not received written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Company Properties issued by any governmental authority; (iii) there are no material structural defects relating to the Company Properties; (iv) there are no Company Properties whose building systems are not in working order in any material respect; (v) there is no physical damage to any Company Property in excess of $100,000 for which there is no insurance in effect covering the cost of the restoration; or (vi) there is no current renovation or restoration to any Company Property the remaining cost of which exceeds $100,000. Neither the Company nor any of the Company Subsidiaries has received any notice to the effect that (A) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Company Properties or (B) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Company Properties or by the continued maintenance, operation or use of the parking areas. All work to be performed, payments to be made and actions to be taken by the

Company or the Company Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the Company Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) has been performed, paid or taken, as the case may be, and the Company has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements.

   (i) Environmental Matters. None of the Company, any of the Company Subsidiaries or, to the Company's Knowledge, any other person has caused or permitted (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "HAZARDOUS MATERIALS") on any of the Company Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Company Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a Material Adverse Effect; and in connection with the construction on or operation and use of the Company Properties, the Company and the Company Subsidiaries have not failed to comply in any material respect with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

   (j) Related Party Transactions. Set forth in SCHEDULE 3.1(j) of the Company Disclosure Letter is a list of all arrangements, agreements and contracts entered into by the Company or any of the Company Subsidiaries with
(i) any person who is an officer, director or affiliate of the Company or any of the Company Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate or (ii) any person who acquired Common Stock in a private placement. Such documents, copies of all of which have previously been delivered or made available to Camden, are listed in SCHEDULE 3.1(j) of the Company Disclosure Letter.

   (k) Absence of Changes in Benefit Plans; ERISA Compliance.

       (i) Except as disclosed in the Company SEC Documents or in SCHEDULE 3.1(k) (i) to the Company Disclosure Letter and except as permitted by
Section 4.1 (for the purpose of this sentence, as if Section 4.1 had been in effect since December 31, 1995), since the date of the most recent audited financial statements included in the Company SEC Documents, there has not been any adoption or amendment by the Company or any Company Subsidiary of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding, or oral or in writing) providing benefits to any current or former employee, officer or director of the Company, any Company Subsidiary, or any person affiliated with the Company under Section 414 (b), (c), (m) or (o) of the Code (collectively, "COMPANY BENEFIT PLANS").

       (ii) Except as described in the Company SEC Documents or in SCHEDULE 3.1(k) (ii) to the Company Disclosure Letter or as would not have a Material Adverse Effect, (A) all Company Benefit Plans of the Company and the Company Subsidiaries including any such plan that is an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), are in compliance with all applicable requirements of law, including ERISA and the Code, and (B) neither the Company nor any Company Subsidiary has any liabilities or obligations with respect to any such Company Benefit Plan, whether accrued, contingent or otherwise, nor to the Knowledge of the Company are any such liabilities or obligations expected to be incurred. Except as set forth in SCHEDULE 3.1(k)
(ii) to the Company Disclosure Letter, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Benefit Plan of the Company or a Company Subsidiary, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or director. The only severance agreements or severance policies applicable to the Company or the Company Subsidiaries are the agreement and policies specifically referred to in SCHEDULE 3.1(k) (ii) to the Company Disclosure Letter and the severance program referred to in Section 5.12(c).

   (l) Taxes.

       (i) Each of the Company and each Company Subsidiary has (A) filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and all such returns and reports are accurate and complete in all material respects; and (B) paid (or the Company has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it, and the most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all material Taxes payable by the Company (and by those Company Subsidiaries whose financial statements are contained therein) for all taxable periods and portions thereof through the date of such financial statements. True, correct and complete copies of all federal, state and local Tax returns and reports for the Company and each Company Subsidiary, and all written communications relating thereto, have been delivered or made available to representatives of Camden. Since the Financial Statement Date, the Company has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, and neither the Company nor any Company Subsidiary has incurred any material liability for Taxes other than in the ordinary course of business. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon the Company. Except as set forth on
SCHEDULE 3.1(l) to the Company Disclosure Letter, to the Knowledge of the Company, no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of the Company Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending. As used in this Agreement, "TAXES" shall include all federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions to Tax with respect thereto.

      (ii) The Company (A) for all taxable years commencing with 1994 through the most recent December 31, has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of the Code and has satisfied all requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending December 31, 1996, and (C) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and to the Company's Knowledge, no such challenge is pending or threatened. Each Company Subsidiary which is a partnership, joint venture or limited liability company has been during and since 1994 and continues to be treated for federal income tax purposes as a partnership and not as a corporation or an association taxable as a corporation. Each Company Subsidiary which is a corporation for federal income tax purposes and with respect to which all of the outstanding capital stock is owned solely by the Company (or solely by a Company Subsidiary that is a corporation wholly owned by the Company) is a "qualified REIT subsidiary" as defined in Section 856(i) of the Code. Neither the Company nor any Company Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to
Section 1374 of the Code as a result of an election under IRS Notice 88-19 or
(y) that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

      (iii) Paradim is organized in conformity with the requirements for qualification as a REIT under the Code, and the method of operation of Paradim will permit Paradim to meet the requirements for taxation as a REIT under the Code beginning with its taxable year ending December 31, 1996 and continuing for its subsequent taxable years (assuming that Paradim has at least 100 shareholders not later than January 30, 1997).

   (m) No Payments to Employees, Officers or Directors. Except as set forth on SCHEDULE 3.1(m) to the Company Disclosure Letter or as otherwise specifically provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments to be made or increasing any amounts payable thereunder on a change of control or otherwise as a result of the consummation of any of the Transactions, with respect to any employee, officer or director of the Company or any Company Subsidiary.

   (n) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Merrill Lynch & Co. ("MERRILL LYNCH"), the fees and expenses of which have previously been disclosed to Camden and will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

   (o) Compliance with Laws. To the Knowledge of the Company, except as disclosed in the Company SEC Documents and except as set forth in SCHEDULE 3.1(o) to the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

   (p)  Contracts; Debt Instruments.

      (i) To the Knowledge of the Company, neither the Company nor any Company Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth in SCHEDULE 3.1(p)(i) to the Company Disclosure Letter and except for violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

     (ii) Except for any of the following expressly identified in the Company SEC Documents and except as permitted by Section 4.1, SCHEDULE 3.1(p)(ii) to the Company Disclosure Letter sets forth (x) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or any of the Company Subsidiaries, other than indebtedness payable to the Company or a Company Subsidiary or to any third-party partner or joint venturer in any Company Subsidiary, in an aggregate principal amount in excess of $100,000 per item is outstanding or may be incurred and (y) the respective principal amounts outstanding thereunder on December 16, 1996. For purposes of this
Section 3.1(p)

(ii) and Section 3.2(p) (ii), "INDEBTEDNESS" shall mean, with respect to any person, without duplication, (A) all indebtedness of such person for borrowed money, whether secured or unsecured, (B) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (C) all capitalized lease obligations of such person, (D) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof) and (E) all guarantees of such person of any such indebtedness of any other person.

   (q) Opinion of Financial Advisor. The Company has received the opinion of Merrill Lynch & Co., satisfactory to the Company, a copy of which has been provided to Camden, to the effect that the Exchange Ratio provided for in this Agreement in connection with the exchange of the Merger Consideration for Common Stock is fair to the stockholders of the Company from a financial point of view.

   (r) State Takeover Statutes. The Company has taken all action necessary, if any, to exempt transactions between Camden and the Company and its affiliates from the operation of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute enacted under the state or federal laws of the United States or similar statute or regulation (a "TAKEOVER STATUTE").

   (s) Registration Statement. The information furnished to Camden by the Company for inclusion in the Registration Statement will not, as of the effective date of the Registration Statement (as defined in Section 3.2(d)), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

   (t) Investment Company Act of 1940. Neither the Company nor any of the Company Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 ACT").

   (u) Vote Required. The affirmative vote of at least two-thirds of the outstanding shares of Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary (under applicable law or otherwise) to approve this Agreement and the Transactions. The affirmative consent of the holders of all of the issued and outstanding Units of the Operating Partnership, in the case of an amendment to the Operating Partnership Agreement as described in Section 5.1(c), or the affirmative consent of two-thirds of the holders of all of the issued and outstanding Units of the Operating Partnership (including Units held by GP Holdings or LP Holdings), in the case of a merger of the Operating Partnership pursuant to
Section 5.1(d)(i) or 5.1(d)(ii), is the only vote of the holders of any equity securities of any Company Subsidiary necessary (under applicable law or otherwise) to approve any of the Transactions.

   SECTION 3.2  Representations and Warranties of Camden
Camden represents and warrants to the Company as follows:

   (a) Organization, Standing and Corporate Power of Camden and Camden Sub. Each of Camden and Camden Sub is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Camden and Camden Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of Camden and the Camden Subsidiaries (as defined below), taken as a whole (an "CAMDEN MATERIAL ADVERSE EFFECT"). Each of Camden and Camden Sub has delivered to the Company complete and correct copies of its Declaration of Trust or Articles of Incorporation and Bylaws (as the case may be), as amended or supplemented to the date of this Agreement.

   (b) Camden Subsidiaries. SCHEDULE 3.2(b) to the Camden Disclosure Letter sets forth each Camden Subsidiary (as defined below) (other than Camden Sub) and the ownership interest therein of Camden. Except as set forth in
SCHEDULE 3.2(b) to the Camden Disclosure Letter, (A) all the outstanding shares of capital stock of each Camden Subsidiary that is a corporation have been validly issued and are fully paid and nonassessable and are owned by Camden, by another Camden Subsidiary or by Camden and another Camden Subsidiary, free and clear of all Liens and (B) all equity interests in each Camden Subsidiary that is a partnership, joint venture, limited liability company or trust are owned by Camden, by another Camden Subsidiary or by Camden and another Camden Subsidiary free and clear of all Liens. Except for the capital stock of or other equity or ownership interests in the Camden Subsidiaries and except as set forth in SCHEDULE 3.2(b) to the Camden Disclosure Letter, Camden does not own, directly or indirectly, any capital stock or other ownership interest in any person. Each Camden Subsidiary (other than Camden Sub) that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each Camden Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Camden Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Camden Material Adverse Effect. Copies of the Articles of Incorporation, Bylaws, organization documents and partnership and joint venture agreements of each Camden Subsidiary, as amended to the date of this Agreement, have been previously delivered or made available to the Company.

   (c) Capital Structure. The authorized capital stock of Camden consists of 100,000,000 shares of Camden Common Stock and 10,000,000 preferred shares of beneficial interest, par value $.01 per share (the "CAMDEN PREFERRED STOCK").
 On the date hereof, (i) 16,308,185 shares of Camden Common Stock and no shares of Camden Preferred Stock were issued and outstanding, (ii) no shares of Camden Stock or Camden Preferred Stock were held by Camden in its treasury, (iii) 530,261 shares of Camden Common Stock were available for issuance under Camden's employee benefit or incentive plans ("CAMDEN EMPLOYEE STOCK PLANS"), and (iv) 534,601 shares of Camden Common Stock were issuable upon exercise of outstanding stock options (the "CAMDEN OPTIONS") to purchase shares of Camden Common Stock. On the date of this Agreement, except as set forth in this Section 3.2(c), no shares of capital stock or other voting securities of Camden were issued, reserved for issuance or outstanding.
There are no outstanding stock appreciation rights relating to the capital stock of Camden All outstanding shares of capital stock of Camden are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth on SCHEDULE 3.2(c) to the Camden Disclosure Letter, there are no bonds, debentures, notes or other indebtedness of Camden having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Camden may vote. Except (A) for the Camden Options,
(B) as set forth in SCHEDULE 3.2(c) to the Camden Disclosure Letter, (C) as otherwise permitted under Section 4.2 or (D) as contemplated under Camden's dividend reinvestment plan, as of the date of this Agreement there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Camden or any Camden Subsidiary is a party or by which such entity is bound, obligating Camden or any Camden Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Camden or of any Camden Subsidiary or obligating Camden or any Camden Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking (other than to Camden or an Camden Subsidiary). Except as set forth on SCHEDULE 3.2(c) to the Camden Disclosure Letter, there are no outstanding contractual obligations of Camden or any Camden Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock or other ownership interests in any Camden Subsidiary or make any material investment (in the form of a loan, capital contribution or otherwise) in any person (other than an Camden Subsidiary).

   (d) Authority; Noncontravention; Consents. Each of Camden and Camden Sub has the requisite corporate power and authority to enter into this Agreement, and subject to approval of this Agreement by the vote of the holders of the Camden Stock required to approve this Agreement and the transactions contemplated hereby (including, without limitation, the issuance of Camden Common Stock in connection with the Merger (the "CAMDEN SHAREHOLDER APPROVALS" and, together with the Company Shareholder Approvals, the "SHAREHOLDER APPROVALS") to consummate the transactions contemplated by this Agreement to which Camden or Camden Sub (as the case may be) is a party. The execution and delivery of this Agreement by each of Camden and Camden Sub and the consummation by each of Camden and Camden Sub of the transactions contemplated by this Agreement to which Camden or Camden Sub (as the case may) is a party have been duly authorized by all necessary corporate action on the part of each of Camden and Camden Sub, subject to approval of this Agreement pursuant to the Camden Shareholder Approvals. This Agreement has been duly executed and delivered by each of Camden and Camden Sub and constitutes a valid and binding obligation of each of Camden and Camden Sub, enforceable against each of Camden and Camden Sub in accordance with its terms. Except as set forth in SCHEDULE 3.2(d) to the Camden Disclosure Letter, the execution and delivery of this Agreement by each of Camden and Camden Sub do not, and the consummation of the transactions contemplated by this Agreement to which Camden or Camden Sub (as the case may be) is a party and compliance by each of Camden and Camden Sub with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Camden, Camden Sub, or any other Camden Subsidiary under, (i) the Declaration of Trust, Articles of Incorporation or By-laws (as the case may be) of Camden and Camden Sub or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any other Camden Subsidiary each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license applicable to Camden, Camden Sub or any other Camden Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to Camden, Camden Sub or any other Camden Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or
(iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a Camden Material Adverse Effect or (y) prevent the consummation of the Transactions. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Camden, Camden Sub or any Camden Subsidiary in connection with the execution and delivery of this Agreement or the consummation by Camden or Camden Sub, as the case may be, of any of the transactions contemplated by this

Agreement, except for (i) the filing by any person in connection with any of the Transactions of a pre-merger notification and report form under the HSR Act to the extent applicable, (ii) the filing with the SEC of (x) the Proxy Statement and a registration statement on Form S-4 (or other appropriate form) in connection with the registration of the Camden Common Stock constituting the Merger Consideration (the "REGISTRATION STATEMENT") and (y) such reports under Section 13 (a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Articles of Merger with the SDAT and the Certificate of Merger with the Secretary of State of the State of Delaware,
(iv) such filings as may be required in connection with the payment of any Transfer and Gains Taxes and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings as are set forth in
SCHEDULE 3.2(d) to the Camden Disclosure Letter or (A) as may be required under (x) federal, state or local environmental laws or (y) the "blue sky" laws of various states or (B) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Camden or Camden Sub from performing their respective obligations under this Agreement in any material respect or have, individually or in the aggregate, a Camden Material Adverse Effect.

    (e)  SEC Documents; Financial Statements; Undisclosed Liabilities.
Camden has filed all required reports, schedules, forms, statements and other documents with the SEC since July 29, 1993 (the "CAMDEN SEC DOCUMENTS"). All of the Camden SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder. None of the Camden SEC Documents at the time of filing and effectiveness contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Camden SEC Documents. The consolidated financial statements of Camden included in the Camden SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the consolidated financial position of Camden and the Camden Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The audited financial statements of the unconsolidated Camden Subsidiaries previously delivered to the Company (the "UNCONSOLIDATED CAMDEN FINANCIAL STATEMENTS") have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the financial position of such Camden Subsidiaries, taken as a whole, as of the dates thereof and the results of their respective operations and cash flows for the periods then ended. Except as set forth in the Camden SEC Documents, in the Unconsolidated Camden Financial Statements, in SCHEDULE 3.2(E) to the Camden Disclosure Letter or as permitted by Section 4.2 (for the purpose of this sentence, as if Section 4.2 had been in effect since September 30, 1996), neither Camden nor any Camden Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Camden or, to the Knowledge of Camden, of any unconsolidated Camden Subsidiary or in the notes thereto and which, individually or in the aggregate, would have a Camden Material Adverse Effect.

    (f) Absence of Certain Changes or Events. Except as disclosed in the Camden SEC Documents or in SCHEDULE 3.2(f) to the Camden Disclosure Letter, since the date of the most recent financial statements included in the Camden SEC Documents (the "CAMDEN FINANCIAL STATEMENT DATE") to the date of this Agreement, Camden and the Camden Subsidiaries have conducted their business only in the ordinary course and there has not been (i) any change that would have a Camden Material Adverse Effect (a "CAMDEN MATERIAL ADVERSE CHANGE"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Camden Material Adverse Change, (ii) except for regular quarterly dividends not in excess of $.475 per share of Camden Common Stock any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of Camden's capital stock, other than any dividend required to be paid pursuant to Section 2.2, (iii) any split, combination or reclassification of any of Camden's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its capital stock or any issuance of an ownership interest in any Camden Subsidiary, except as permitted by Section 4.2, (iv) any damage, destruction or loss, not covered by insurance, that has or would have a Camden Material Adverse Effect or (v) any change in accounting methods, principles or practices by Camden or any Camden Subsidiary except insofar as may have been disclosed in the Camden SEC Documents or required by a change in GAAP.

    (g)  Litigation.  Except as disclosed in the Camden SEC Documents or in
SCHEDULE 3.2(g) of the Camden Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Camden, and the Camden Subsidiaries (i) which are covered by adequate insurance or (ii) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending or threatened in writing against or affecting Camden or any Camden Subsidiary that, individually or in the aggregate, could reasonably be expected to (A) have a Camden Material Adverse Effect or (B) prevent the consummation of any of the Transactions, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Camden or any Camden Subsidiary or having, or which, insofar as reasonably can be foreseen, in the future would have any such effect.

    (h) Properties. Except as provided in SCHEDULE 3.2(h) of the Camden Disclosure Letter, Camden or one of the Camden Subsidiaries own fee simple title to each of the real properties identified in SCHEDULE 3.2(h) of the Camden Disclosure Letter (the "CAMDEN PROPERTIES"), which are all of the real estate properties owned by them, in each case (except as provided below) free and clear of Encumbrances. The Camden Properties (other than the Camden Properties under development) are not subject to any Property Restrictions, except for (i) Encumbrances and Property Restrictions set forth in the Camden Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of any Camden Property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or existing surveys (in either case copies of which title reports and surveys have been delivered or made available to the Company and listed in the Camden Disclosure Letter (as such list may be updated within five (5) days of the date hereof), Provided, However, platting of development land will not be shown on existing title reports), and (iv) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which, individually or in the aggregate, are not substantial in amount, do not materially detract from the value of or materially interfere with the present use of any of the Camden Properties subject thereto or affected thereby, and do not otherwise have a Camden Material Adverse Effect and which have arisen or been incurred only in the ordinary course of business. Except as provided in SCHEDULE 3.2(h) of the Camden Disclosure Letter, valid policies of title insurance have been issued insuring Camden's or the applicable Camden Subsidiaries' fee simple title to the Camden Properties in amounts at least equal to the purchase price thereof, subject only to the matters disclosed above and on the Camden Disclosure Letter, and such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy. Except as provided in
SCHEDULE 3.2(h) of the Camden Disclosure Letter, (i) Camden has no Knowledge that any certificate, permit or license from any governmental authority having jurisdiction over any of the Camden Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Camden Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Camden Properties has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same; (ii) Camden has not received written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Camden Properties issued by any governmental authority; (iii) there are no material structural defects relating to the Camden Properties; (iv) there are no Camden Properties whose building systems are not in working order in any material respect; (v) there is no physical damage to any Camden Property in excess of $100,000 for which there is no insurance in effect covering the cost of the restoration; or (vi) there is no current renovation or restoration to any Camden Property the remaining cost of which exceeds $100,000. Neither Camden nor any of the Camden Subsidiaries has received any notice to the effect that (A) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Camden Properties or (B) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Camden Properties or by the continued maintenance, operation or use of the parking areas. All work to be performed, payments to be made and actions to be taken by Camden or Camden Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the Camden Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) has been performed, paid or taken, as the case may be, and Camden has no Knowledge of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements.

    (i) Environmental Matters. None of Camden, any of the Camden Subsidiaries or, to the Knowledge of Camden, any other person has caused or permitted (a) the unlawful presence of any Hazardous Materials on any of the Camden Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the Camden Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a Camden Material Adverse Effect; and in connection with the construction on or operation and use of the Camden Properties, Camden and the Camden Subsidiaries have not failed to comply in any material respect with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

    (j) Related Party Transactions. Set forth in SCHEDULE 3.2(j) of the Camden Disclosure Letter is a list of all arrangements, agreements and contracts entered into by Camden, Camden Sub or any of the Camden Subsidiaries with (i) any person who is an officer, director or affiliate of Camden, Camden Sub or any of the Camden Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate or
(ii) any person who acquired Camden Common Stock in a private placement. Such documents, copies of all of which have previously been delivered or made available to the Company, are listed in
SCHEDULE 3.2(J) of the Camden Disclosure Letter.

    (k) Absence of Changes in Benefit Plans; ERISA Compliance.

        (i) Except as disclosed in the Camden SEC Documents or in SCHEDULE 3.2(k) (i) to the Camden Disclosure Letter and except as permitted by Section
4.2 (for the purpose of this sentence, as if Section 4.2 had been in effect since December 31, 1995), since the date of the most recent audited financial statements included in the Camden SEC Documents, there has not been any adoption or amendment by Camden or any Camden Subsidiary of any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit plan, arrangement or understanding (whether or not legally binding or oral or in writing) providing benefits to any current or former employee, officer or director of Camden, any Camden Subsidiary, or any person affiliated with Camden under Section 414 (b), (c), (m) or (o) of the Code (collectively, "CAMDEN BENEFIT PLANS").

        (ii) Except as described in the Camden SEC Documents or in SCHEDULE 3.2(k) (ii) to the Camden Disclosure Letter or as would not have a Camden Material Adverse Effect, (A) all Camden Benefit Plans, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, are in compliance with all applicable requirements of law, including ERISA and the Code, and (B) neither Camden nor any Camden Subsidiary has any liabilities or obligations with respect to any such Camden Benefit Plans, whether accrued, contingent or otherwise, nor to the Knowledge of Camden are any such liabilities or obligations expected to be incurred. Except as set forth in SCHEDULE 3.2(k) (ii) to the Camden Disclosure Letter, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Camden Benefit Plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or director. The only severance agreements or severance policies applicable to Camden or Camden Subsidiaries are the agreement and policies specifically referred to in SCHEDULE 3.2(k)(ii) to the Camden Disclosure Letter and the severance program referred to in Section 5.12 (c).

    (l) Taxes.

        (i) Each of Camden and each Camden Subsidiary has (A) filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and all such returns and reports are accurate and complete in all material respects; and (B) paid (or Camden has paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it, and the most recent financial statements contained in the Camden SEC Documents reflect an adequate reserve for all material Taxes payable by Camden (and by those Camden Subsidiaries and whose financial statements are contained therein) for all taxable periods and portions thereof through the date of such financial statements. True, correct and complete copies of all federal, state and local Tax returns and reports for Camden and each Camden Subsidiary and all written communications relating thereto have been delivered or made available to representatives of the Company. Since the Camden Financial Statement Date, Camden has incurred no liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code, and neither Camden nor any Camden Subsidiary has incurred any material liability for Taxes other than in the ordinary course of business. To the Knowledge of Camden, no event has occurred, and no condition or circumstance exists, which presents a material risk that any material Tax described in the preceding sentence will be imposed upon Camden.
 Except as set forth on SCHEDULE 3.2(l), to the Knowledge of Camden, no deficiencies for any Taxes have been proposed, asserted or assessed against Camden or any of the Camden Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.

        (ii) Camden (A) for all
taxable years commencing with 1993 through the most recent December 31, has been subject to taxation as a REIT within the meaning of the Code and has satisfied all requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending December 31, 1996, and (C) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and to Camden's Knowledge, no such challenge is pending or threatened. Each Camden Subsidiary which is a partnership, joint venture or limited liability company has been treated during and since 1993 and continues to be treated for federal income tax purposes as a partnership and not as a corporation or as an association taxable as a corporation. Each Camden Subsidiary which is a corporation for federal income tax purposes and with respect to which all of the outstanding capital stock is owned solely by Camden (or solely by an Camden Subsidiary that is a corporation wholly owned by Camden) is a "qualified REIT subsidiary" as defined in Section 856(i) of the Code. Neither Camden nor any Camden Subsidiary holds any asset (x) the disposition of which would be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or (y) that is subject to a consent filed pursuant to Section 341(f) of the Code and the regulations thereunder.

    (m) No Payments to Employees, Officers or Directors. Except as set forth in SCHEDULE 3.2(m) to the Camden Disclosure Letter or as otherwise specifically provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments to be made or increasing any amounts payable thereunder on a change of control or otherwise as a result of the consummation of any of the Transactions, with respect to any employee, officer or director of Camden or any Camden Subsidiary.

    (n) Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than PaineWebber Incorporated ("PAINEWEBBER"), the fees and expenses of which have previously been disclosed to the Company and will be paid by Camden, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Camden or any other Camden Subsidiary.

    (o) Compliance With Laws. To the Knowledge of Camden, except as disclosed in the Camden SEC Documents, neither Camden nor any of the Camden Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Camden Material Adverse Effect.

    (p) Contracts; Debt Instruments.

        (i) To the Knowledge of Camden, neither Camden nor any Camden Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth in SCHEDULE 3.2(p) (i) to the Camden Disclosure Letter and except for violations or defaults that would not, individually or in the aggregate, result in a Camden Material Adverse Effect.

        (ii) Except for any of the following expressly identified in the most recent financial statements contained in the Camden SEC Documents and except as permitted by Section 4.2, SCHEDULE 3.2(p) (ii) to the Camden Disclosure Letter sets forth (x) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of Camden or any of the Camden Subsidiaries, other than indebtedness payable to Camden or a Camden Subsidiary or to any third-party partner or joint venturer in any Camden Subsidiary, in an aggregate principal amount in excess of $100,000 per item is outstanding or may be incurred and
(y) the respective principal amounts outstanding thereunder on December 16, 1996.

+
    (q) Interim Operations of Sub. Camden Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

    (r) Opinion of Financial Advisor. Camden has received the opinion of PaineWebber, satisfactory to Camden, a copy of which has been provided to the Company, to the effect that the Exchange Ratio provided for in this Agreement in connection with the exchange of the Merger Consideration for Common Stock is fair to Camden and the stockholders of Camden from a financial point of view.

    (s) State Takeover Statutes. Camden has taken all action necessary, if any, to exempt transactions with the Company and its affiliates from the operation of Takeover Statutes.

    (t) Registration Statement. The Registration Statement will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the SEC thereunder and will not, as of the effective date of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the prospectus included therein will not, as of the date thereof or as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to Camden by the Company in writing for inclusion in the Registration Statement.

    (u) Vote Required. The affirmative vote of a majority of the shares present in person or by proxy at the Camden Shareholders Meeting is the only vote of the holders of any class or series of Camden's capital stock necessary (under applicable law or otherwise) to approve this Agreement and the transactions contemplated hereby.

    (v) Investment Company Act of 1940. None of Camden, Camden Sub or any of the Camden Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                                     ARTICLE IV

                                      COVENANTS

    SECTION 4.1 Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause (or, in the case of Company Subsidiaries that the Company does not control, shall use commercially reasonable efforts to cause) the Company Subsidiaries each to, carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill and ongoing businesses. Without limiting the generality of the foregoing, the following additional restrictions shall apply: During the period from the date of this Agreement to the Effective Time, except as set forth in SCHEDULE 4.1 to the Company Disclosure Letter, the Company shall not and shall cause (or, in the case of Company Subsidiaries which it does not control, shall use commercially reasonable efforts to cause) the Company Subsidiaries not to (and not to authorize or commit or agree to):

        (a) (i) except for (x) its regular quarterly dividends (in the case of the Company) not in excess of $.465 per share of Common Stock for the fourth quarterly dividend payable during the first calendar quarter of 1997 and $.304 per share of Common Stock for the first quarterly dividend payable during the second calendar quarter of 1997 and (y) distributions (in the case of the Operating Partnership) not in excess of $.465 per Unit for the fourth quarterly distribution payable during the first calendar quarter of 1997 and $.304 per Unit for the first quarterly distribution payable during the second calendar quarter of 1997, as the case may be, in each case with the same record and payment dates as the record and payment dates relating to dividends payable on the Camden Common Stock during such calendar quarters (as previously disclosed by Camden), declare, set aside or pay any dividends on, or make any other distributions in respect of any of the Company's capital stock or any Units other than the dividend required to be paid pursuant to Section 2.2(d)(i) (and the corresponding Operating Partnership distribution), (ii) except in connection with the Transactions as required under the Operating Partnership Agreement, split, combine or reclassify any capital stock, Units or other partnership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock or partnership interests or (iii) except as required under the Operating Partnership Agreement, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Units or any options, warrants or rights to acquire, or security convertible into, shares of such capital stock or such Units or partnership interests;

        (b) except as contemplated under or required pursuant to the Operating Partnership Agreement, Section 1.9, Section 4.1(e) and the exercise of stock options or issuance of shares pursuant to stock rights or warrants outstanding on the date of this Agreement, issue, deliver or sell, or grant any option or other right in respect of, any shares of capital stock, any other voting securities (including Units or other partnership interests) of the Company or any Company Subsidiary or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities except to the Company or a Company Subsidiary;

    (c) except as otherwise contemplated by this Agreement, amend the articles or certificate of incorporation, bylaws, partnership agreement or other comparable charter or organizational documents of the Company or any Company Subsidiary;

    (d) in the case of the Company, the Operating Partnership or any other Company Subsidiary, merge or consolidate with any person;

    (e) in any transaction or series of related transactions involving capital, securities or other assets or indebtedness of the Company, a Company Subsidiary, or any combination thereof in excess of $100,000, without obtaining the prior written consent of Camden which consent shall not unreasonably be withheld or delayed: (i) acquire or agree to acquire by merging or consolidating with, or by purchasing all or a substantial portion of the equity securities or all or substantially all of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association, business trust or other business organization or division thereof or interest therein; (ii) subject to any Encumbrance or Lien or sell, lease or otherwise dispose of any of the Company Properties or any material assets or assign or encumber the right to receive income, dividends, distributions and the like; (iii) make or agree to make any new capital expenditures, except in accordance with budgets relating to the Company or the Company Subsidiaries that have been previously delivered to Camden; or (iv) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, prepay or refinance any indebtedness or make any loans, advances or capital contributions to, or investments in, any other person;

    (f) engage in any transactions of the types described in clauses (i),
(ii), (iii) and (iv) of paragraph (e) above, whether or not related, involving, in the aggregate, capital, securities or other assets or indebtedness of the Company or a Company Subsidiary, or any combination thereof in excess of $500,000, without obtaining the prior written consent of Camden;

    (g) make any tax election (except as provided in Section 5.14 or unless required by law or necessary to preserve the Company's status as a REIT or the status of the Operating Partnership or of any other Company Subsidiary as a partnership for federal income tax purposes);

    (h) (i) change in any material manner any of its methods, principles or practices of accounting in effect at the Financial Statement Date, or (ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except in the case of settlements or compromises relating to taxes on real property in an amount not to exceed, individually or in the aggregate, $100,000, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the most recently completed taxable year except, in the case of clause (i), as may be required by the SEC, applicable law or GAAP;

    (i) except as provided in this Agreement, adopt any new employee benefit plan, incentive plan, severance plan, stock option or similar plan, grant new stock appreciation rights or amend any existing plan or rights, except such changes as are required by law or which are not more favorable to participants than provisions presently in effect;

    (j) pay, discharge, settle or satisfy any claims, liabilities or objections (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents or incurred in the ordinary course of business consistent with past practice;

    (k) settle any shareholder derivative or class action claims arising out of or in connection with any of the Transactions; and (l) enter into or amend or otherwise modify any agreement or arrangement with persons that are affiliates or, as of the date hereof, are executive officers or directors of the Company or any Company Subsidiary without the consent of Camden.

    SECTION 4.2 Conduct of Business by Camden. During the period from the date of this Agreement to the Effective Time, Camden shall, and shall cause (or, in the case of Camden Subsidiaries that Camden does not control, shall use commercially reasonable efforts to cause) the Camden Subsidiaries each to carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill and ongoing businesses. Without limiting the generality of the foregoing, the following additional restrictions shall apply: During the period from the date of this Agreement to the Effective Time, except as set forth in SCHEDULE 4.2 to the Camden Disclosure Letter, Camden shall not and shall cause (or, in the case of Camden Subsidiaries which Camden does not control, shall use commercially reasonable efforts to cause) the Camden Subsidiaries not to (and not to authorize or commit or agree to):

    (a) (i) except for regular quarterly dividends not in excess of $.475 per share of Camden Common Stock, with customary record and payment dates, declare, set aside or pay any dividends on, or make any other distributions in respect of, any of Camden capital stock or partnership interests or stock in any Camden Subsidiary that is not directly or indirectly wholly-owned by Camden, other than the dividend required to be paid pursuant to Section 2.2(d) (i), (ii) except in connection with the Transactions, split, combine or reclassify any capital stock or partnership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock or partnership interests or
(iii) purchase, redeem or otherwise acquire any shares of capital stock of Camden or any options, warrants or rights to acquire, or security convertible into, shares of capital stock of Camden;

    (b) except as contemplated under or required pursuant to this Agreement, Camden's dividend reinvestment plan and Camden Employee Stock Plans, and the exercise of stock options or warrants outstanding on the date hereof, Section 4.2(e), issue, deliver or sell, or grant any option or other right in respect of, any shares of capital stock, any other voting securities of the Camden or any Camden Subsidiary or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities except to Camden or a Camden Subsidiary;

    (c) except as otherwise contemplated by this Agreement, amend the declaration of trust, charter, articles or certificate of incorporation, bylaws, code of regulations, partnership agreement or other comparable charter or organizational documents of Camden or any Camden Subsidiary;

    (d) in the case of Camden, or any Camden Subsidiary, merge or consolidate with any person;

    (e) in any transaction or series of related transactions involving capital, securities, other assets or indebtedness of Camden or a Camden Subsidiary or any combination thereof in excess of $100,000, without obtaining the prior written consent of the Company, which consent shall not unreasonably be withheld or delayed: (i) acquire or agree to acquire by merging or consolidating with, or by purchasing all or a substantial portion of the equity securities or all or substantially all assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association, business trust or other business organization or division thereof or interest therein; (ii) subject to any Encumbrance or Lien or sell, lease or otherwise dispose of any of the Camden Properties or any material assets or assign or encumber the right to receive income, dividends, distributions and the like; (iii) make or agree to make any new capital expenditures, except in accordance with budgets relating to Camden or Camden Subsidiaries that have been previously delivered to the Company; or (iv) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Camden, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, prepay or refinance any indebtedness or make any loans, advances or capital contributions to, or investments in, any other person;

    (f) engage in any transactions of the types described in clauses (i),
(ii), (iii) and (iv) of paragraph (e) above, whether or not related, involving, in the aggregate, capital, securities or other assets or obligations of Camden or an Camden Subsidiary or any combination thereof in excess of $500,000 without obtaining the prior written consent of the Company;

    (g) make any tax election (unless required by law or necessary to preserve Camden's status as a REIT or the status of any Camden Subsidiary as a partnership for federal income tax purposes);

    (h) (i) change in any material manner any of its methods, principles or practices of accounting in effect at the Camden Financial Statement Date, or
(ii) make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, except in the case of settlements or compromises relating to taxes on real property in an amount not to exceed, individually or in the aggregate, $100,000, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the most recently completed fiscal year, except, in the case of clause (i), as may be required by the SEC, applicable law or GAAP;

    (i) enter into or amend or otherwise modify any agreement or arrangement with persons that are affiliates or, as of the date hereof, are executive officers, trust managers or directors of Camden or any Camden Subsidiary without the consent of the Company.

    (j) pay, discharge, settle or satisfy any claims, liabilities or objections (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Camden included in the Camden SEC Documents or incurred in the ordinary course of business consistent with past practice;

    (k) except as provided in this Agreement, adopt any new employee benefit plan, incentive plan, severance plan, stock option or similar plan, grant new stock appreciation rights or amend any existing plan or rights, except such changes as are required by law or which are not more favorable to participants than provisions presently in effect; and

    (l) settle any shareholder derivative or class action claims arising out of or in connection with any of the Transactions.

    SECTION 4.3 Other Actions. Each of Company on the one hand and Camden and Camden Sub on the other hand shall not and shall use commercially reasonable efforts to cause its respective subsidiaries and joint ventures not to take any action that would result in (i) any of the representations and warranties of such party (without giving effect to any "Knowledge" qualification) set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties (without giving effect to any "Knowledge" qualification) that are not so qualified becoming untrue in any material respect or (iii) except as contemplated by Section 7.1, any of the conditions to the Merger set forth in
Article VI not being satisfied.

                                  ARTICLE V

                            ADDITIONAL COVENANTS

    SECTION 5.1 Preparation of the Registration Statement and the Proxy Statement; Shareholders Meeting and Camden Shareholders Meeting.

    (a) As soon as practicable following the date of this Agreement, the Company and Camden shall prepare and file with the SEC a preliminary Proxy Statement in form and substance satisfactory to each of Camden and the Company, and Camden shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. Each of the Company and Camden shall use its best efforts to (i) respond to any comments of the SEC and (ii) have the Registration Statement declared effective under the Securities Act and the rules and regulations promulgated thereunder as promptly as practicable after such filing and to keep the Registration Statement effective as long as is reasonably necessary to consummate the Merger. Each of the Company and Camden will use its best efforts to cause the Proxy Statement to be mailed to the Company's shareholders or Camden's shareholders, respectively, as promptly as practicable after the Registration Statement is declared effective under the Securities Act . Each party will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives and the SEC, with respect to the Registration Statement or the Proxy Statement. The Registration Statement and the Proxy Statement shall comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, Camden or the Company, as the case may be, shall promptly inform the other of such occurrences and cooperate in filing with the SEC and/or mailing to the shareholders of Camden and the shareholders of the Company such amendment or supplement. The Proxy Statement shall include the recommendations of the Board of Directors of Camden in favor of the issuance of Camden Common Stock and of the Board of Directors of the Company in favor of the Merger, provided that the recommendation of the Board of Directors of the Company may not be included or may be withdrawn if the Board of Directors of the Company has accepted a proposal for a Superior Competing Transaction (as defined below) in accordance with the terms of Section 7.1. Camden also shall take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of Camden Stock pursuant to the Merger, and the Company shall furnish all information concerning the Company and the holders of the Common Stock and rights to acquire Common Stock pursuant to the Company Employee Stock Plans as may be reasonably requested in connection with any such action. Camden will use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities or "blue sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay or cause a Camden Subsidiary to pay all expenses incident thereto.

    (b) The Company will, as soon as practicable following the date of this Agreement (but in no event sooner than 30 days following the date the Proxy Statement is mailed to the shareholders of the Company), duly call, give notice of, convene and hold a meeting of its shareholders (the "COMPANY SHAREHOLDERS MEETING") for the purpose of obtaining the Company Shareholder Approvals. The Company will, through its Board of Directors, recommend to its shareholders approval of this Agreement and the transactions contemplated by this Agreement; provided that the recommendation of the Board of Directors of the Company may be withdrawn if the Board of Directors of the Company has accepted a proposal for a Superior Competing Transaction (as defined below) in accordance with the terms of Section 7.1(d).

    (c) As contemplated by Section 1.4, as soon as practicable following the date of this Agreement, the Company will cause GP Holdings, as the general partner of the Operating Partnership, to solicit the Required Partnership Vote.

    (d) In the event that the Required Partnership Vote is not received, as soon thereafter as practicable the Company will cause GP Holdings, as the general partner of the Operating Partnership, to solicit the written consent of the Unit holders holding two-thirds of the outstanding Units to approve the Operating Partnership Transaction, which may be either of the following transactions, which determination shall be at the sole discretion of the
Company:

        (i) the merger of the Operating Partnership with and into the New Partnership in which Camden Sub initially will be the 99% limited partner and Camden initially will be the 1% general partner (the "NEW PARTNERSHIP"), in which case articles of merger in the form mutually agreed by the Company and Camden shall be filed and the New Partnership shall have a partnership agreement substantially in the form attached hereto as EXHIBIT A; or

        (ii) the merger of the Operating Partnership with and into Camden Sub, in which case articles of merger in the form mutually agreed by the Company and Camden shall be filed. (e) Camden will, as soon as practicable following the date of this Agreement (but in no event sooner than 30 days following the date the Proxy Statement is mailed to the shareholders of Camden), duly call, give notice of, convene and hold a meeting of its shareholders (the "CAMDEN SHAREHOLDERS MEETING") for the purpose of obtaining the Camden Shareholder Approvals. Camden will, through its Board of Directors, recommend to its stockholders approval of this Agreement and the transactions contemplated by this Agreement, including, but not limited to the requisite vote of such shareholders approving the issuance of the Camden Common Stock in connection with the Merger in accordance with the rules of the NYSE.

    SECTION 5.2 Access To Information; Confidentiality. Subject to the requirements of confidentiality agreements with third parties, each of the Company and Camden shall, and shall cause each of its respective subsidiaries (including all Company Subsidiaries and all Camden Subsidiaries) and joint ventures to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Camden shall, and shall cause each of its respective subsidiaries (including all Company Subsidiaries and all Camden Subsidiaries) to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of the Company and Camden will hold, and will use commercially reasonable efforts to cause its and its respective subsidiaries

(including all Company Subsidiaries and all Camden Subsidiaries) and joint ventures' officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the provisions of the letter agreement dated as of September 26, 1996 between the Company and Camden (the "CONFIDENTIALITY AGREEMENT").

    SECTION 5.3 Commercially Reasonable Efforts; Notification.

    (a) Subject to the terms and conditions herein provided, the Company and Camden shall: (a) to the extent required, promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger; (b) use all commercially reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated by such agreements and (ii) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations (c) use all commercially reasonable efforts to obtain in writing any consents required from third parties to effectuate the Merger, such consents to be in reasonably satisfactory form to the Company and Camden; and (d) use all commercially reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of the Company and Camden shall take all such necessary action.

    (b) The Company shall give prompt notice to Camden, and Camden or Camden Sub shall give prompt notice to the Company, if (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

    SECTION 5.4 Affiliates. Prior to the Closing Date, the Company shall deliver to Camden a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of the Company,

"affiliates" of the Company (as the case may be) for purposes of Rule 145 under the Securities Act. The Company shall use its best efforts to cause each such person to deliver to Camden on or prior to the Closing Date a written agreement substantially in the form attached as EXHIBIT B hereto.

    SECTION 5.5 Tax Treatment. Each of Camden and the Company shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 6.2(e) and 6.3(e).

    SECTION 5.6 Camden Board of Trust Managers. Camden shall take all steps necessary to increase the number of trust managers of Camden from 5 trust managers to 7 trust managers effective as of the Effective Time and to fill vacancies in accordance with Section 1.8.

    SECTION 5.7  No Solicitation of Transactions by the Company.  Subject to
Section 7.1, (a), the Company shall not directly or indirectly, through any officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative retained by the Company, initiate, solicit or encourage (including by way of furnishing non-public information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below), or authorize or permit any of the officers, directors, employees or agents of the Company or any attorney, investment banker, financial advisor, attorney, accountant, broker, finder or other representative retained by the Company to take any such action, (b) the Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Competing Transaction and will take the steps necessary to inform such parties of the obligations undertaken in this Section 5.7 and
(c) the Company shall notify Camden in writing (as promptly as practicable) if it receives any inquiries, proposals or requests for information relating to such matters. For purposes of this Agreement, "COMPETING TRANSACTION" shall mean any of the following with respect to the Company or any Company Subsidiaries (other than the transactions contemplated by this Agreement or a transaction with Camden or a Camden Subsidiary): (i) with respect only to the Company, the Operating Partnership or any group of Company Subsidiaries (acting in a single transaction or series of related transactions) holding 20% or more of the assets of the Company and the Company Subsidiaries taken as a whole, any merger, consolidation, share exchange, business combination, or similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets or equity securities (including, without limitation, partnership interests and Units) of the Company and the Company Subsidiaries taken as a whole, in a single transaction or series of related transactions, excluding any bona fide financing transactions which do not, individually or in the aggregate, have as a purpose or effect the sale or transfer of control of such assets; (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company; (iv) any transaction resulting in the issuance of share representing 20% or more of the outstanding capital stock of the Company, or the filing of a registration statement under the Securities Act in connection therewith; or (v) any public announcements of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

    SECTION 5.8 Public Announcements. Camden and Camden Sub on the one hand and the Company on the other hand will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the Transactions will be in the form agreed to by the parties hereto prior to the execution of this Agreement.

    SECTION 5.9 Listing. Camden will promptly prepare and submit to the NYSE a supplemental listing application covering Camden Common Stock issuable in the Merger. Prior to the Effective Time, Camden shall use its best efforts to have NYSE approve for listing, upon official notice of issuance, the Camden Common Stock to be issued in the Merger.

    SECTION 5.10  Letters of Accountants.

    (a) The Company shall use its reasonable best efforts to cause to be delivered to Camden "comfort" letters of Ernst & Young L.L.P., the Company's independent public accountants, dated and delivered the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to Camden, in form and substance reasonably satisfactory to Camden and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

    (b) Camden shall use its reasonable best efforts to cause to be delivered to the Company "comfort" letters of Deloitte & Touche, LLP, Camden's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to the Company, in form and substance reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

    SECTION 5.11 Transfer and Gains Taxes. Camden and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the Transactions (together with any related interests, penalties or additions to tax, "TRANSFER AND GAINS TAXES"). From and after the Effective Time, Camden shall cause the Operating Partnership to pay, without deduction or withholding from any amounts payable to the holders of the Common Stock, all Transfer and Gains Taxes (other than any such taxes that are solely the liability of the holders of the Common Stock under applicable state law).

    SECTION 5.12  Benefit Plans and Other Employee Arrangements.

    (a) Benefit Plans. After the Effective Time Camden shall provide benefits to employees of the Company and the Company Subsidiaries that are not less favorable to such employees than those provided to similarly situated employees of Camden and the Camden Subsidiaries. With respect to any Camden Benefit Plan which is an "employee benefit plan" as defined in
Section 3(3) of ERISA, solely for purposes of determining eligibility to participate, vesting, and entitlement to benefits but not for purposes of accrual of pension benefits, service with the Company or any Company Subsidiary shall be treated as service with Camden or the Camden Subsidiaries (as applicable); provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits (or is not otherwise recognized for such purposes under the Camden Benefit Plans). Except as otherwise provided herein, Camden shall be under no obligation to maintain the compensation and benefits currently provided by the Company to its employees.

    (b) Stock Incentive Plan. Prior to or as of the Effective Time and solely with respect to individuals employed by the Company immediately prior to that date, the Company shall accelerate the vesting of up to 110,400 shares of Common Stock subject to restricted stock awards and up to 279,000 shares of Common Stock subject to Stock Options granted under the Company's Stock Incentive Plan (the "STOCK INCENTIVE PLAN") so as to permit exercise of the Stock Options prior to or as of the Effective Time.

    (c) Severance Program. As of the Effective Time, Camden shall adopt a severance program with respect to certain employees of the Company and the Company Subsidiaries employed by the Company containing terms substantially the same as set forth on the form attached hereto as EXHIBIT C, and Camden shall maintain such severance program in accordance with the terms thereof.

    (d) Cooperation. The Company and Camden shall cooperate in good faith with respect to the effectuation of the covenants described in subsections
(b) and (c).

     SECTION 5.13 Indemnification; Directors and Officers Insurance.

     (a) The Company shall, and from and after the Effective Time, Camden shall indemnify, defend and hold harmless each person who is now or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or any Company Subsidiary (the "INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses (including attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement of, with the approval of the indemnifying party (which approval shall not be unreasonably withheld), or otherwise in connection with any threatened or actual claim, action, suit proceeding or investigation based on or arising out of the fact that such person is or was a director or officer of the Company or any Company Subsidiary at or prior to the Effective Time, whether asserted or claimed prior to, or at or after, the Effective Time ("INDEMNIFIED LIABILITIES"), including all Indemnified Liabilities based on, or arising out of, or pertaining to this Agreement or the Transactions, in each case to the full extent a corporation is permitted under the Corporation Law to indemnify its own directors or officers as the case may be (and Camden shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law subject to the limitations set forth in the fourth sentence of this Section 5.13 (a)). Any Indemnified Parties proposing to assert the right to be indemnified under this Section 5.13 shall, promptly after receipt of notice of commencement of any action against such Indemnified Parties in respect of which a claim is to be made under this
Section 5.13 against the Company, and from and after the Effective Time, Camden (collectively, the "INDEMNIFYING PARTIES"), notify the Indemnifying Parties of the commencement of such action, enclosing a copy of all papers served. If any such action is brought against any of the Indemnified Parties and such Indemnified Parties notify the Indemnifying Parties of its commencement, the Indemnifying Parties will be entitled to participate in and, to the extent that they elect by delivering written notice to such Indemnified Parties promptly after receiving notice of the commencement of the action from the Indemnified Parties, to assume the defense of the action and after notice from the Indemnifying Parties to the Indemnified Parties of their election to assume the defense, the Indemnifying Parties will not be liable to the Indemnified Parties for any legal or other expenses except as provided below. If the Indemnifying Parties assume the defense, the Indemnifying Parties shall have the right to settle such action without the consent of the Indemnified Parties; provided, however, that the Indemnifying Parties shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the settlement includes any admission or wrongdoing on the part of the Indemnified Parties or any decree or restriction on the Indemnified Parties or their officers or directors; provided, further, that no Indemnifying Parties, in the defense of any such action shall, except with the consent of the Indemnified Parties (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Parties of a release from all liability with respect to such action. The Indemnified Parties will have the right to employ their own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such Indemnified Parties unless (i) the employment of counsel by the Indemnified Parties has been authorized in writing by the Indemnifying Parties, (ii) the Indemnified Parties have reasonably concluded (based on written advice of counsel) that there may be legal defenses available to them that are different from or in addition to those available to the Indemnifying Parties, (iii) a conflict or potential conflict exists (based on written advice of counsel to the Indemnified Parties) between the Indemnified Parties and the Indemnifying Parties (in which case the Indemnifying Parties will not have the right to direct the defense of such action on behalf of the Indemnified Parties) or (iv) the Indemnifying Parties have not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnifying Parties. It is understood that the Indemnifying Parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time from all such Indemnified Parties unless (a) the employment of more than one counsel has been authorized in writing by the Indemnifying Parties, (b) any of the Indemnified Parties have reasonably concluded (based on advice of counsel) that there may be legal defenses available to them that are different from or in addition to those available to other Indemnified Parties or (c) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Parties) between any of the Indemnified Parties and the other Indemnified Parties, in each case of which the Indemnifying Parties shall be obligated to pay the reasonable and appropriate fees and expenses of such additional counsel or counsels. The Indemnifying Parties will not be liable for any settlement of any action or claim effected without their written consent (which consent shall not be unreasonably withheld).

     (b) The provisions of this Section 5.13 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of Camden and the Company.

     (c) Camden shall either (i) extend the Company's existing directors' and officers' liability insurance policy as of the date hereof (or a policy providing coverage on the same or better terms and conditions) for acts or omissions occurring prior to the Effective Time by persons who are currently covered by such insurance policy maintained by the Company for a period of six (6) years following the Effective Time, or (ii) add such persons to the existing directors and officers liability insurance policy of Camden, provided, however, that such insurance shall provide directors and officers of the Company the same coverage as similarly situated officers and directors of Camden and such insurance shall be maintained by Camden for a period of six (6) years following the Effective Time.

     (d) In the event that Camden or any of it respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.13, which obligations are expressly intended to be for the irreversible benefit of, and shall be enforceable by, each director and officer covered hereby.

     SECTION 5.14 REIT Qualification of Paradim. The Company will use its best efforts to cause Paradim to meet the requirements to qualify, beginning with its taxable year ending December 31, 1996, as a REIT under the Code. In the event that Paradim files its federal income tax return for the taxable year ended December 31, 1996 prior to the Effective Time, the Company will cause Paradim to elect to be treated for such taxable year as a REIT under the Code.

     SECTION 5.15 Termination of Certain Employment Agreements The Company shall take such actions as may be necessary to terminate the employment agreements of Messrs. Cooper and Levey set forth on SCHEDULE 5.15 to the Company Disclosure Schedule effective as of the Effective Time. No such termination shall have any effect on the non-solicitation and right of first opportunity agreements to which each of Messrs. Cooper and Levey is a party.

                                  ARTICLE VI

                             CONDITIONS PRECEDENT

     SECTION 6.1 Conditions to Each Partys Obligation to Effect the Merger. The respective obligation of each party to effect the Merger and to consummate the other Transactions contemplated to occur on the Closing Date is subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

     (a) Shareholder Approvals. This Agreement shall have been approved and adopted by the Shareholder Approvals.

     (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

     (c) Listing of Shares. The NYSE shall have approved for listing the Camden Common Stock to be issued in the Merger.

     (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

     (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other Transactions shall be in effect.

     (f) Blue Sky Laws. Camden shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the shares of Camden Common Stock comprising the Merger Consideration.

     (g) Related Transactions. The Stock Purchase Agreement, the Company Voting Agreement and the Camden Voting Agreement shall remain in full force and effect and the respective transactions contemplated thereby shall have been consummated prior to, or are being consummated simultaneously with, the Merger. An Amended and Restated Operating Partnership Agreement substantially in the form appended hereto as EXHIBIT A (or a merger of the Operating Partnership in the Operating Partnership Transaction, as applicable), a Lock-Up Agreement substantially in the form appended hereto as EXHIBIT G, and a Registration Rights Agreement substantially in the form appended hereto as EXHIBIT D shall each have been duly executed and delivered by the parties thereto and shall remain in full force and effect.

     (h) Certain Actions and Consents. All material actions by or in respect of or filings with any Governmental Entity required for the consummation of the Transactions shall have been obtained or made and the requisite consents of the partners of the Operating Partnership described in Sections 1.4 and 3.1(u) shall have been obtained for either the amendment and restatement of the Operating Partnership Agreement or the Operating Partnership Transaction.

     SECTION 6.2 Conditions to Obligations of Camden and Camden Sub. The obligations of Camden and Camden Sub to effect the Merger and to consummate the other Transactions contemplated to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived by both Camden:

     (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Camden shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as such representations and warranties are so qualified) signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect. This condition shall be deemed satisfied unless any or all breaches of the Company's representations and warranties in this Agreement (without giving effect to any materiality qualification or limitation) is reasonably expected to have a Material Adverse Effect.


     (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Camden shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

     (c) Material Adverse Change. Since the date of this Agreement, there shall have been no Material Adverse Change and Camden shall have received a certificate of the chief executive officer or chief financial officer of the Company certifying to such effect.

     (d) Opinions Relating to REIT and Partnership Status. Camden shall have received (i) an opinion of Counsel to the Company, dated as of the Closing Date, reasonably satisfactory to Camden that, (A) commencing with its taxable year ended December 31, 1994, the Company was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and (B) the Operating Partnership has been during and since 1994, and continues to be, treated for federal income tax purposes as a partnership, and not as a corporation or an association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations) and (ii) an opinion of Counsel to Camden, dated as of the Closing Date, reasonably satisfactory to Camden, that, commencing with its taxable year ended December 31, 1993, Camden was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and that, after giving effect to the Merger, Camden's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations).

     (e) Other Tax Opinion. Camden shall have received an opinion dated as of the Closing Date from Counsel to Camden, based upon certificates and letters, which letters and certificates are substantially in the form set forth in EXHIBIT E hereto and dated the Closing Date, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

     (f) Consents. All consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the Transactions shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in a Camden Material Adverse Effect or a Material Adverse Effect.

     Notwithstanding the foregoing, Camden shall not be obligated to effect the Merger if the failure of one or more of the conditions set forth in Sections 6.2(a), 6.2(c) and 6.2(f) to be satisfied, in the aggregate, causes a Camden Material Adverse Effect.

     SECTION 6.3 Conditions to Obligations of the Company.

     The obligation of the Company to effect the Merger and to consummate the other Transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived by the Company:

     (a) Representations and Warranties. The representations and warranties of Camden set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Company shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of Camden contained herein are so qualified) signed on behalf of Camden by the chief executive officer and the chief financial officer of such party to such effect. This condition shall be deemed satisfied unless any or all breaches of Camden's representations and warranties in this Agreement (without giving effect to any materiality qualification or limitation) is reasonably expected to have a Camden Material Adverse Effect.

     (b) Performance of Obligations of Camden. Camden shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate of Camden signed on behalf of such party by the chief executive officer or the chief financial officer of such party to such effect.

     (c) Material Adverse Change.  Since the date of this
Agreement, there shall have been no Camden Material Adverse Change and the Company shall have received a certificate of the chief executive officer or chief financial officer of Camden certifying to such effect.


     (d) Opinion Relating to REIT Status. The Company shall have received an opinion of Counsel to Camden dated as of the Closing Date, reasonably satisfactory to the Company, that, commencing with its taxable year ended December 31, 1993, Camden was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and that, after giving effect to the Merger, Camden's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code (with customary exceptions, assumptions and qualifications and based upon customary representations).

     (e) Other Tax Opinion. The Company shall have received an opinion dated as of the Closing Date from Counsel to the Company, based upon certificates and letters, which letters and certificates are substantially in the form set forth in EXHIBIT F hereto and dated the Closing Date, to the effect that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Code.

     (f) Consents. All consents and waivers (including, without limitation, waivers or rights of first refusal) from third parties necessary in connection with the consummation of the Transactions shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not have a Camden Material Adverse Effect or a Material Adverse Effect.


     (g) The Investment Company Act Opinion. The Company shall have received a favorable opinion dated as of the Closing Date from Counsel to Camden, that neither Camden or any Camden Subsidiary is required to be registered under the Investment Company Act of 1940.

     Notwithstanding the foregoing, the Company shall not be obligated to effect the Merger if the failure of one or more of the conditions set forth in Sections 6.3(a), 6.3(c) and 6.3(f) to be satisfied, in the aggregate, causes a Material Adverse Effect.

                           ARTICLE VII

                          BOARD ACTIONS

     SECTION 7.1 Board Actions. Notwithstanding Section 5.7 or any other provision of this Agreement to the contrary, to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith after consultation with outside legal counsel, the Company may:

     (a) disclose to the shareholders of the Company any information that, in the opinion of the Board of Directors of the Company after consultation with outside legal counsel, is required to be disclosed under applicable law;

     (b) to the extent applicable, comply with Rule 14e-2(a) promulgated under the Exchange Act with respect to a Competing Transaction;

     (c) in response to an unsolicited request therefor, participate in discussions or negotiations with, or furnish information with respect to the Company pursuant to a confidentiality agreement not materially less favorable to the Company than the Confidentiality Agreement (as determined by the Company's outside counsel), or otherwise respond to or deal with any person in connection with a Competing Transaction proposed by such person; and

     (d) approve or recommend (and in connection therewith withdraw or modify its approval or recommendation of this Agreement or the Merger) a Superior Competing Transaction (as defined below) and enter into an agreement with respect to such Superior Competing Transaction (for purposes of this Agreement, "SUPERIOR COMPETING TRANSACTION" means a bona fide proposal of a Competing Transaction made by a third party which has not been solicited or initiated by the Company in violation of Section 5.7 and which a majority of the members of Board of Directors of the Company determines in good faith (A) to be more favorable to the Company's shareholders than the Merger, and (B) is reasonably capable of being consummated.


                        ARTICLE VIII

                TERMINATION, AMENDMENT AND WAIVER


     SECTION 8.1 Termination. This Agreement may be terminated at any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the filing of the Articles of Merger with the SDAT, whether before or after either of the Shareholder Approvals are obtained:

     (a) by mutual written consent duly authorized by the respective Boards of Directors of Camden and the Company;

     (b) by Camden, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by June 30, 1997 (or as otherwise extended);

     (c) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Camden set forth in this Agreement, or if any representation or warranty of Camden shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by June 30, 1997 (or as otherwise extended);

     (d) by either Camden or the Company, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable;

     (e) by either Camden or the Company, if the Merger shall not have been consummated before June 30, 1997; provided, however, that a party that has willfully and materially breached a representation, warranty or covenant of such party set forth in this Agreement shall not be entitled to exercise its right to terminate under this Section 8.1(e);


     (f) by either Camden or the Company (unless the Company is in breach of its obligations under Section 5.1(b)) if, upon a vote at a duly held Company Shareholders Meeting or any adjournment thereof, the Company Shareholder Approvals shall not have been obtained as contemplated by Section 5.1;

     (g) by either Camden (unless Camden is in breach of its obligations under 5.1(c)) or the Company if, upon a vote at a duly held Camden Shareholders Meeting or any adjournment thereof, the Camden Shareholder Approvals shall not have been obtained as contemplated by Section 5.1;

     (h) by either Camden or the Company if the consent of the partners of the Operating Partnership as contemplated by Section 6.1(h) shall not have been obtained by March 31, 1997;

     (i) by the Company, if prior to the Company Shareholders Meeting, the Board of Directors of the Company shall have withdrawn or modified in any manner adverse to Camden its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, a Superior Competing Transaction; provided, however, that such termination shall not be effective prior to the payment of the Break-Up Fee to the extent required by
Section 8.2(b) hereof;

     (j) by Camden, if (i) prior to the Company Shareholders Meeting, the Board of Directors of the Company shall have withdrawn or modified in any manner adverse to Camden its approval or recommendation of the Merger or this Agreement in connection with, or approved or recommended, any Superior Competing Transaction or (ii) the Company shall have entered into a definitive agreement with respect to any Competing Transaction;

     (k) by the Company at any time during the seven (7) trading day period following the Pricing Period (as defined below) if the Average Closing Price (as defined below) shall be less than Twenty-Five Dollars and Sixty-Seven Cents ($25.67), subject, however, to the following three sentences. If the Company elects to exercise its termination right pursuant to this Section 8.1(k), it shall give written notice to Camden (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned seven (7) trading day period). During the three (3) trading day period commencing with its receipt of such notice, Camden shall have the option to increase the Merger Consideration by adjusting the Exchange Ratio to equal a number (calculated to the nearest one thousandth (1,000th)) obtained by dividing (a) Sixteen Dollars and Forty-Three Cents ($16.43) by (b) the Average Closing Price. If Camden so elects within such three (3) trading day period, it shall give prompt written notice to the Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 8.1(k) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified). For purposes of this Section 8.1(k), (i) the term "Average Closing Price" means the average of the closing prices of Camden Common Stock, on the New York Stock Exchange for all trading days during the Pricing Period, and (ii) "Pricing Period" means the period of fifteen (15) consecutive trading days commencing on the twenty-second (22nd) trading day prior to the date of the Company Shareholders Meeting.

     SECTION 8.2 Expenses.

     (a) Except as otherwise specified in this Section 8.2 or agreed in writing by the parties, all out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

     (b) The Company agrees that if this Agreement shall be terminated (i) pursuant to (x) Section 8.1(b), (f), (i) or (j) and the Company shall have entered into an agreement to consummate a Competing Transaction described in
Section 5.7(i), (ii), (iv) or (v) hereof or (y) pursuant to Section 8.1(b),
(e) or (f) and within one year from the date of such termination, the Company consummates such a Competing Transaction or enters into an agreement to consummate such a Competing Transaction which is subsequently consummated or
(z) pursuant to Section 8.1(h), then the Company will pay (provided that Camden was not in material breach of any of its representations, warranties, covenants or agreements hereunder at the time of termination) as directed by Camden a fee in an amount equal to the Break-Up Fee (as defined below) and
(ii) pursuant to Section 8.1(b) or (f) and no agreement for such a Competing Transaction shall have been entered into, then the Company will pay, as directed by Camden an amount equal to the Break-Up Expenses (as defined below). Payment of any of such amounts shall be made, as directed by Camden, by wire transfer of immediately available funds promptly, but in no event later than two business days after such termination. For purposes of subsection 8.2(b)(i)(y) above, a "Competing Transaction" shall be limited to a Competing Transaction described in Section 5.7(i), (ii), (iv) or (v) hereof with respect to which the Company had negotiations prior to termination of this Agreement (other than any such Competing Transaction described on SCHEDULE 8.2(b)). The "BREAK-UP FEE" shall be an amount equal to the lesser of (i) $10,000,000 (the "BASE AMOUNT") and (ii) the sum of (A) the maximum amount that can be paid to Camden without causing it to fail to meet the requirements of Sections 856(c) (2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)
(2) (A)-(H) and 856(c) (3) (A)-(I) of the code ("QUALIFYING INCOME"), as determined by independent accountants to Camden and (B) in the event Camden receives a letter from outside counsel (the "BREAK-UP FEE TAX OPINION") indicating that Camden has received a ruling from the IRS holding that Camden's receipt of the Base Amount would either constitute

Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c) (2) and (3) of the Code (the "REIT REQUIREMENTS") or that the receipt by Camden of the remaining balance of the Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Base Amount less the amount payable under clause
(A) above. The Break-Up Fee shall be reduced by any amounts previously paid in respect of Break-Up Expenses (as defined below). The Company's obligation to pay any unpaid portion of the Break-Up Fee shall terminate three years from the date of this Agreement. In the event that Camden is not able to receive the full Base Amount, the Company shall place the unpaid amount in escrow and shall not release any portion thereof to Camden unless and until the Company receives any one or combination of the following: (i) a letter from Camden independent accountants indicating the maximum amount that can be paid at that time to Camden without causing Camden to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion, in which event the Company shall pay to Camden the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in (i) above. The "BREAK-UP EXPENSES" shall be an amount equal to the lesser of (i) Camden out-of-pocket expenses incurred in connection with this Agreement and the Transactions (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) but in no event in an amount greater than $1,500,000 (the "EXPENSE FEE BASE AMOUNT") and (ii) the sum of (A) the maximum amount that can be paid to Camden without causing it to fail to meet the requirements of Sections 856(c) (2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to Camden and (B) in the event Camden receives a Break-Up Fee Tax Opinion indicating that Camden has received a ruling from the IRS holding that Camden's receipt of the Expense Fee Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements or that receipt by Camden of the remaining balance of the Expense Fee Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Expense Fee Base Amount less the amount payable under clause (A) above. The Company's obligation to pay any unpaid portion of the Break-Up Expenses shall terminate three years from the date of this Agreement. In the event that Camden is not able to receive the full Expense Fee Base Amount, the Company shall place the unpaid amount in escrow and shall not release any portion thereof to Camden unless and until the Company receives any one or combination of the following: (i) a letter from Camden's independent accountants indicating the maximum amount that can be paid at that time to Camden without causing Camden to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion, in which event the Company shall pay to Camden the lesser of the unpaid Expense Fee Base Amount or the maximum amount stated in the letter referred to in (i) above.

     (c) Camden agrees that if this Agreement shall be terminated pursuant to
Section 8.1(c) or (g), then Camden will pay, as directed by the

Operating Partnership, an amount equal to the Termination Expenses (as defined below). Payment of any of such amounts shall be made, as directed by the Operating Partnership, by wire transfer of immediately available funds promptly, but in no event later than two business days after such termination. The "TERMINATION EXPENSES" shall be an amount equal to the lesser of (i) the Company's and the Operating Partnership's out-of-pocket expenses incurred in connection with this Agreement and the Transactions (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) but in no event in an amount greater than $1,500,000 (the "TERMINATION EXPENSE BASE AMOUNT") and (ii) the sum of (A) the maximum amount that can be paid to the Operating Partnership without causing the Company to fail to meet the requirements of Sections 856(c) (2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to the Company and (B) in the event the Company receives a letter from outside counsel (the "TERMINATION EXPENSE TAX OPINION") indicating that the Company has received a ruling from the IRS holding that the Operating Partnership's receipt of the Termination Expense Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements or that receipt by the Operating Partnership of the remaining balance of the Termination Expense Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Termination Expense Base Amount less the amount payable under clause (A) above. Camden's obligation to pay any unpaid portion of the Termination Expenses shall terminate three years from the date of this Agreement. In the event that the Operating Partnership is not able to receive the full Termination Expense Base Amount, Camden shall place the unpaid amount in escrow and shall not release any portion thereof to the Operating Partnership unless and until Camden receives any one or combination of the following: (i) a letter from the Company's independent accountants indicating the maximum amount that can be paid at that time to the Operating Partnership without causing the Company to fail to meet the REIT Requirements or (ii) a Termination Expense Tax Opinion, in which event Camden shall pay to the Operating Partnership the lesser of the unpaid Termination Expense Base Amount or the maximum amount stated in the letter referred to in (i) above.

     SECTION 8.3 Effect of Termination. In the event of termination of this Agreement by either the Company or Camden as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Camden, or the Company, other than the last sentence of Section 5.2, Section 8.2, this Section 8.3 and Article IX and except to the extent that such termination results from a material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 8.4 Amendment. This Agreement may be amended by the parties in writing by action of their respective Boards of Directors at any time before or after any Shareholder Approvals are obtained and prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Articles of Merger with SDAT; PROVIDED, HOWEVER, that, after the Shareholder Approvals are obtained, no such amendment, modification or supplement shall alter the amount or change the form of the consideration to be delivered to the Company's shareholders or alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the Company's shareholders or Camden's shareholders.

     SECTION 8.5 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any waivers pursuant to clause (c) of the second preceding sentence
(i) of the provisions of Section 4.1(e) may be given in writing on behalf of Camden by the Chief Executive Officer of Camden and (ii) of the provisions of
Section 4.2(e) may be given in writing by or on behalf of the Company by the Chief Executive Officer of the Company. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                 ARTICLE IX

                            GENERAL PROVISIONS

     SECTION 9.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 9.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

        (a) if to Camden, to

         Richard J. Campo
         Chairman and Chief Executive Officer
         Camden Property Trust
         3200 Southwest Freeway, Suite 1500
         Houston, Texas  77027
         Telecopy: (713) 964-3599


         with a copy to:


         Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
         2200 Ross Avenue, Suite 900
         Dallas, Texas  75201
         Attention: Bryan L. Goolsby
         Telecopy: (214) 220-4899



     (b) if to the Company, to


         Paragon Group, Inc.
         7557 Rambler Road
         Suite 1200
         Dallas, Texas 75231
         Attention: Robert H. Gidel
         Telecopy: (214) 891-2019



         with a copy to:

         Hogan & Hartson L.L.P.
         555 13th Street, N.W.
         Washington, D.C. 20004-1109
         Attention: J. Warren Gorrell, Jr.
         Telecopy: (202) 637-5910

     SECTION 9.3 Certain Definitions.  For purposes of this Agreement:

     An "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

     "CAMDEN DISCLOSURE LETTER" means the letter previously delivered to the Company by Camden disclosing certain information in connection with this Agreement.

     "CAMDEN INTERESTS" means, collectively, the Camden Subsidiaries and all direct or indirect interests of Camden or any Camden Subsidiary.

     "CAMDEN MANAGEMENT COMPANY" means Apartment Connection, Inc., a Delaware corporation.

     "CAMDEN SUBSIDIARY" means Camden Sub, any Subsidiary of the aforementioned entities and any other entity of which Camden is the direct or indirect general partner or as to which the Company has the right or power to elect a majority of the board of directors or other governing body.

     "COMPANY DISCLOSURE LETTER" means the letter previously delivered to each of Camden by the Company disclosing certain information in connection with this Agreement.

     "COMPANY INTERESTS" means, collectively, the Company Subsidiaries and all direct or indirect interests of the Company or any Company Subsidiary.

     "COMPANY SUBSIDIARIES" means, collectively, GP Holdings, LP Holdings, and Residential Management Corporation, any Subsidiary of any of the aforementioned entities and any other entity of which the Company is the direct or indirect general partner or as to which the Company has the right or power to elect a majority of the board of directors or other governing body.

     "GP HOLDINGS" means Paragon Group GP Holdings, Inc., a Delaware corporation and the general partner of the Operating Partnership.

     "LP HOLDINGS" means Paragon Group LP Holdings, Inc., a Delaware corporation and a limited partner of the Operating Partnership.

     "KNOWLEDGE" where used herein with respect to the Company shall mean the actual knowledge of the persons named in SCHEDULE 9.3 to the Company Disclosure Letter and where used with respect to Camden shall mean the actual knowledge of the persons named in SCHEDULE 9.3 to the Camden Disclosure Letter.

     "OPERATING PARTNERSHIP" means Paragon Group L.P., Inc. a Delaware limited partnership.

     "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

     "PARADIM" means Paradim, Inc., a Delaware corporation.

     "REQUIRED PARTNERSHIP VOTE" means the unanimous vote of limited partners of the Operating Partnership required in order to approve the amendments to the Operating Partnership Agreement substantially in the form attached hereto as EXHIBIT A.

     "RESIDENTIAL MANAGEMENT CORPORATION" means Paragon Residential Services, Inc., a Delaware corporation.

     "SUBSIDIARY" of any person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such person (either directly or through or together with another Subsidiary of such person) owns 20% or more of the capital stock or other equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity.

     "TPMP" means Texas Paragon Management Partners L.P., a Texas limited partnership.

     SECTION 9.4 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     SECTION 9.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 9.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Confidentiality Agreement and the other agreements entered into in connection with the Transactions (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and, (b) except for the provisions of Article II, Section 5.12(b) and (c) and Section 5.13, are not intended to confer upon any person other than the parties hereto any rights or remedies.

     SECTION 9.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF, EXCEPT TO THE EXTENT THAT THE MERGER OR OTHER TRANSACTIONS CONTEMPLATED HEREBY ARE REQUIRED TO BE GOVERNED BY THE TEXAS STATUTE.

     SECTION 9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 9.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Texas or in any Texas State court located in Texas, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the State of Texas or any Texas State court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

     SECTION 9.10 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any current or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 9.10.

     IN WITNESS WHEREOF, Camden, Camden Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                   CAMDEN:

                                   Camden Property Trust


                                   By: /s/
                                      ----------------
                                         Name:
                                         Title:



                                   CAMDEN SUB:

                                   CAMDEN SUBSIDIARY, INC.


                                   By: /s/
                                      --------------
                                         Name:
                                         Title:


                                   COMPANY:

                                   Paragon Group, Inc.

                                   By: /s/
                                       --------------
                                         Name:
                                         Title: